UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NATIONAL FUEL GAS COMPANY

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL FUEL GAS COMPANY

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Stockholders

to be held on

March 8, 2012

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

January 20, 2012

Dear Stockholders of National Fuel Gas Company:

We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 9:30 a.m. local time on March 8, 2012, at The Ritz-Carlton Golf Resort, Naples, 2600 Tiburón Drive, Naples, Florida, 34109. The matters on the agenda for the meeting are outlined in the enclosed Notice of Annual Meeting and Proxy Statement.

So that you may elect Company directors and secure the representation of your interests at the Annual Meeting, we urge you to vote your shares. The preferred methods of voting are either by telephone or by Internet as described on the proxy card. These methods are both convenient for you and reduce the expense of soliciting proxies for the Company. If you prefer not to vote by telephone or the Internet, please complete, sign and date your proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your shares as you designate on the proxy card, by telephone or by Internet.

If you plan to be present at the Annual Meeting, you may so indicate when you vote by telephone or the Internet, or you can check the “WILL ATTEND MEETING” box on the proxy card. Even if you plan to be present, we encourage you to promptly vote your shares either by telephone or the Internet, or to complete, sign, date and return your proxy card in advance of the meeting. If you later wish to vote in person at the Annual Meeting, you can revoke your proxy by giving written notice to the Secretary of the Annual Meeting and/or the Trustee (as described on the first page of this proxy statement), and/or by casting your ballot at the Annual Meeting.

Coffee will be served at 9:00 a.m. and I look forward to meeting with you at that time.

Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

David F. Smith

Chairman of the Board of Directors and

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on March 8, 2012

To the Stockholders of National Fuel Gas Company:

Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company (the “Company”) will be held at 9:30 a.m. local time on March 8, 2012 at The Ritz-Carlton Golf Resort, Naples, 2600 Tiburón Drive, Naples, Florida 34109. The doors to the meeting will open at 9:00 a.m. local time. At the meeting, action will be taken with respect to:

(1) the election of three directors to hold office for three-year terms as provided in the attached proxy statement and until their respective successors have been elected and qualified;

(2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm;

(3) a non-binding advisory vote to approve the compensation of the Company’s executives;

(4) the approval of the 2012 Annual At Risk Compensation Incentive Plan;

(5) the approval of the 2012 Performance Incentive Program;

and such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on January 9, 2012, will be entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

PAULA M. CIPRICH

General Counsel and Secretary

January 20, 2012

Important Notice Regarding The Availability Of Proxy Materials For The Stockholder

Meeting To Be Held On March 8, 2012

The proxy statement and annual report to security holders are available at

proxy.nationalfuelgas.com

YOUR VOTE IS IMPORTANT

Please vote by telephone or Internet.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares either by telephone or the Internet as described in the proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the enclosed proxy/voting instruction card in the accompanying envelope, which requires no postage if mailed in the United States.

NATIONAL FUEL GAS COMPANY

6363 MAIN STREET

WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This proxy statement is furnished to the holders of National Fuel Gas Company (the “Company”) common stock (the “Common Stock”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 8, 2012, or any adjournment or postponement thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 20, 2012.

Solicitation of Proxies

All costs of soliciting proxies will be borne by the Company. MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, has been retained to assist in the solicitation of proxies by mail, telephone, and electronic communication and will be compensated in the estimated amount of $16,500 plus reasonable out-of-pocket expenses.

Record Date, Outstanding Voting Securities and Voting Rights

Only stockholders of record at the close of business on January 9, 2012, will be eligible to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, 83,042,588 shares of Common Stock were issued and outstanding. The holders of 41,521,295 shares will constitute a quorum at the meeting.

Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. Shares may not be voted unless the owner is present or represented by proxy. To be represented by proxy, a stockholder can return a signed proxy card or use the telephone or Internet voting procedures. All shares that are represented by effective proxies received by the Company in time to be voted shall be voted by the authorized Proxy at the Annual Meeting or any adjournment or postponement thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will have no effect on the outcome of the votes. If you hold your shares in a broker or other street name account but do not instruct your broker how to vote, your broker will not vote your shares for Proposals 1, 3, 4 and 5, which is called a broker non-vote. Please note in particular that broker non-votes will not be counted with regard to the election of directors, so your vote is important.

The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s (the “SEC”) proxy rules; and (v) all matters incident to the conduct of the meeting.

Revoking a Proxy

Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by mailing a revocation or a subsequent proxy to Paula M. Ciprich, General Counsel and Secretary of the Company, at the address noted below, by voting a subsequent proxy by Internet or phone, or by filing written revocation at the meeting with Ms. Ciprich, Secretary of the meeting, or by casting a ballot at the meeting. If you are an employee stockholder or retired employee stockholder, you may revoke voting instructions given to the Trustee by following the instructions under “Employee and Retiree Stockholders” in this proxy statement.

Employee and Retiree Stockholders

If you are a participant in the Company’s Employee Stock Ownership Plan or any of the Company’s Tax-Deferred Savings Plans (the “Plans”), the proxy card will also serve as a voting instruction form to instruct Vanguard Fiduciary Trust Company (the “Trustee” for the Plans), as to how to vote your shares. All shares of Common Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of Employee Retirement Income Security Act (“ERISA”). If the voting instruction form is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to vote FOR Proposals 1, 2, 3, 4 and 5. Participants in the Plan(s) may also provide those voting instructions by telephone or the Internet. Those instructions may be revoked by re-voting or by written notice to Vanguard Fiduciary Trust Company on or before March 5, 2012 at the following address:

National Fuel Gas Company

Attn: Legal Department

6363 Main Street

Williamsville, NY 14221

Multiple Copies of Proxy Statement

The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name may receive only one copy of the proxy statement and the Company’s annual report. However, if any stockholder wishes to revoke consent for householding and receive a separate annual report or proxy statement for the upcoming Annual Meeting in 2012 or in the future, he or she may telephone, toll-free, 1-800-542-1061. The stockholder will need their 12-digit Investor ID number and should simply follow the prompts. Stockholders may also write Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers if they are the beneficial holders, or by contacting Broadridge at the address provided above if they are the record holders. This procedure will reduce our printing costs and postage fees, and reduce the quantity of paper arriving at your address.

Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not affect your dividend check mailings.

For additional information on householding, please see “IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS” in this proxy statement.

Other Matters

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Proxies will vote in their discretion on such matter.

Annual Report

Mailed herewith is a copy of the Company’s Annual Report for the fiscal year ended September 30, 2011. Also enclosed are the financial statements for fiscal 2011. The Company will furnish any exhibit to the Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

PROPOSAL 1. ELECTION OF DIRECTORS

Three directors are to be elected at this Annual Meeting. The nominees for the three directorships are: Philip C. Ackerman, R. Don Cash and Stephen E. Ewing. Messrs. Ackerman, Cash and Ewing are currently directors of the Company.

The services of Mr. George L. Mazanec conclude at the 2012 Annual Meeting in accordance with the provisions of the Company’s Corporate Governance Guidelines on Director Age. Mr. Mazanec has been a director since 1996. The Board is deeply appreciative of his industry insight and his many valuable contributions to the Company over that time.

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) As well, the Company’s Certificate of Incorporation provides that any elected director shall hold office until their successors are elected and qualify, subject to prior death, resignation, retirement, disqualification or removal from office. To meet the requirement that each class be as nearly equal as possible, the Board determined to reconfigure the classes of the Board. To that end, in January of 2012, Mr. Ackerman tendered his resignation to be effective immediately prior to the Annual Meeting. Accordingly, Messrs. Ackerman, Cash and Ewing have been nominated for terms of three years and until their respective successors shall be elected and shall qualify.

It is intended that the Proxies will vote for the election of Messrs. Ackerman, Cash and Ewing as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve, or for good cause will not serve. Messrs. Ackerman, Cash and Ewing have consented to being named in this proxy statement and to serve if elected.

The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

Refer to the following pages for information concerning the three nominees for director, as well as concerning the six incumbent directors of the Company whose current terms will continue after the 2012 Annual Meeting, including information with respect to their principal occupations and certain other positions held by them.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Last year all directors attended the Annual Meeting of Stockholders, and they are expected to do so this year. A meeting of the Board of Directors will take place on the same day and at the same place as the Annual Meeting of Stockholders this year (and probably future years), and directors are expected to attend all meetings. If a director is unable to attend a Board meeting in person, participation by telephone is permitted and in that event the director may not be physically present at the Annual Meeting of Stockholders.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors of National Fuel Gas Company currently has ten members, who are divided into three classes. There will be nine members after the Annual Meeting. The classes are as equal in number as is possible depending on the total number of directors at any time. Generally, directors are elected for three-year terms. Each director’s term expires upon the end of such term and when their respective successors shall be elected and shall qualify. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that the stockholders elect approximately one-third of the members of the Board of Directors annually. With respect to directors elected by the Board, it has been the Company’s practice to put those directors up for election at the next annual meeting of stockholders. As noted, Mr. Mazanec will be retiring from service in March and to even the classes of directors, Mr. Ackerman has been nominated for a three-year term to end in 2015. Therefore, Philip C. Ackerman, R. Don Cash and Stephen E. Ewing, will stand for election at the annual meeting. All ages noted below are as of March 8, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ALL NOMINEES FOR THE BOARD OF DIRECTORS.

Nominees for Election as Directors for Three-Year Terms to Expire in 2015

Philip C. Ackerman was Chief Executive Officer of the Company from October 2001 to February 21, 2008, Chairman of the Board of the Company from January 3, 2002 to March 11, 2010, President of the Company from July 1999 to February 2006, Senior Vice President of the Company from June 1989 to July 1999 and Vice President of the Company from 1980 to June 1989. He was also President of National Fuel Gas Distribution Corporation (1) from October 1995 to July 1999 and Executive Vice President from June 1989 to October 1995, Executive Vice President of National Fuel Gas Supply Corporation (1) from October 1994 to March 2002, President of Seneca Resources Corporation (1) from June 1989 to October 1996, President of Horizon Energy Development, Inc. (1) from September 1995 to March 2008 and President of certain other non-regulated subsidiaries of the Company from prior to 1992 to March 2008. Mr. Ackerman is also currently a Director of Associated Electric and Gas Insurance Services Limited. Mr. Ackerman holds a B.S. in Accounting from the State University of New York at Buffalo and a Juris Doctorate from Harvard University. Mr. Ackerman, 68, has been a Company director since 1994.

Mr. Ackerman’s more than 40 years’ involvement with the Company, including his experience as President of all of the Company’s major segments, enables him to provide the Board with an in-depth perspective on the Company. During his tenure with the Company, National Fuel grew from a regional utility company with $300 million in assets to a fully integrated energy company with over $5.1 billion in assets. Also, Mr. Ackerman has deep ties to Western New York, the location of the Company’s corporate headquarters and a number of its significant business operations.

R. Don Cash has been Chairman Emeritus since May 2003, and a Board Director since May 1978, of Questar Corporation (“Questar”), an integrated natural gas company headquartered in Salt Lake City, Utah. He was Chairman of Questar from May 1985 to May 2003, Chief Executive Officer of Questar from May 1984 to May 2002 and President of Questar from May 1984 to February 1, 2001. Mr. Cash has been a Director of Zions Bancorporation since 1982, a Director of Associated Electric and Gas Insurance Services Limited since 1993 and is a Director of the Ranching Heritage Association. He was a Director of TODCO (The Offshore Drilling Company) from May 2004 to July 2007 and a former Trustee, until September 2002, of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002. Mr. Cash holds a degree in Engineering from Texas Tech University. Mr. Cash, 69, has been a Company director since 2003.

(1)	Wholly-owned subsidiary of the Company

Because of his nearly 18 years of experience at the helm of Questar Corporation and over 30 years of directorship experience on multiple oil and gas industry-related boards, Mr. Cash provides a broad perspective on the issues facing the Company. In particular, Mr. Cash’s depth of experience with Questar uniquely positions him to provide valuable insights and to inform Board discussions.

Stephen E. Ewing was Vice Chairman of DTE Energy (“DTE”), a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide, from November 1, 2005 to December 31, 2006. Two of DTE’s subsidiaries are Detroit Edison, the nation’s 7th largest electric utility, and Michigan Consolidated Gas Co. (“MichCon”), the nation’s 10th largest natural gas local distribution company. Mr. Ewing also had responsibility for DTE’s exploration and production subsidiary (DTE Gas Resources) with operations in the Antrim and Barnett Shale. He was also at various times Group President, Gas Division, DTE, President and Chief Operating Officer of MCN Energy Group, Inc. (the then parent of MichCon) and President and Chief Executive Officer of MichCon, until it was acquired by DTE. Mr. Ewing has been a Director of CMS Energy since July 2009. He was also Chairman of the Board of Directors of the American Gas Association (“AGA”) for 2006, a member of the National Petroleum Council, and Chairman of the Midwest Gas Association and the Natural Gas Vehicle Coalition. He is currently a Trustee and immediate past Chairman of the Board of The Skillman Foundation, a not-for-profit foundation focused on providing education for low-income children, Chairman of the Auto Club of Michigan (AAA) and Vice Chairman of the Board of the Auto Club Group (AAA). Mr. Ewing holds a B.A. from DePauw University and an MBA from Michigan State University, and completed the Harvard Advanced Management Program. Mr. Ewing, 67, has been a Company director since 2007.

Mr. Ewing’s extensive executive management experience at regulated energy companies provides the Board with a valuable perspective on the Company’s regulated businesses. Also, his responsibility for DTE’s exploration and production subsidiary, with operations in the Antrim and Barnett Shale, enables Mr. Ewing to provide knowledgeable insights with regard to the Company’s exploration and production business.

Directors Whose Terms Expire in 2013

Craig G. Matthews was President, Chief Executive Officer and Director of NUI Corporation, a diversified energy company acquired by AGL Resources Inc. on November 30, 2004, from February 2004 to December 2004. In addition, he was Vice Chairman, Chief Operating Officer and Director of KeySpan Corporation (“KeySpan”, previously Brooklyn Union Gas Co.) from March 2001 to March 2002, and held various positions over a 36 year career at KeySpan, including Executive Vice President, Chief Financial Officer and a Director of KeySpan as well as its exploration and production subsidiary Houston Natural Gas Co. He has been a Director of Hess Corporation (formerly Amerada Hess Corporation) since 2002, and a Board member of Republic Financial Corporation since May 2007. Mr. Matthews is a Member and Former Chairman of the Board of Trustees, Polytechnic Institute of New York University, and is a member of the National Advisory Board for the Salvation Army as well as the founding Chairman of the New Jersey Salvation Army Board. He received his B.S. in Civil Engineering from Rutgers in 1965, and completed his M.S. in Industrial Management at Brooklyn Polytechnic University. He also holds a Doctor of Engineering (Honorary) from NYU/POLY received in 2009. Mr. Matthews, 69, has been a Company director since 2005.

Mr. Matthews’ substantial background in the energy industry, having acquired executive, managerial and financial experience with KeySpan and NUI Corporation over 37 years, particularly in applying accounting principles and financial strategy to issues affecting energy companies, make him highly qualified for his service as Chairman of the Company’s Audit Committee. As more fully described in the Audit Committee discussion on page 10, Mr. Matthews qualifies as an “audit committee financial expert” under the Securities and Exchange Commission Rules. During his career, Mr. Matthews has had responsibilities in the areas of marketing, information systems, engineering, finance, and strategic planning functions.

Richard G. Reiten was Chairman from September 2000 through February 2005 and also from May 2006 through May 2008, and a Director from March 1996 to May 2008, of Northwest Natural Gas Company, a natural gas local distribution company headquartered in Portland, Oregon. He was Chief Executive Officer of Northwest Natural Gas Company from January 1997 to December 2002 and President from January 1996 to May 2001. Mr. Reiten has been a Director of Associated Electric and Gas Insurance Services Limited since 1997, a Director of US Bancorp since 1998, and a Director of IDACORP Inc. since January 2004. He previously served as President of Portland General Electric Company from 1992 to 1995 and of Portland General Corporation from 1989 to 1992. Mr. Reiten was Chairman of the AGA from 2002 to 2003 and a Director of the AGA from 1996 to 2003. Mr. Reiten also served 25 years in the wood products industry including in leadership positions at the DiGiorgio Corporation (President, Building Materials Group, 1974 to 1980) and the Nicolai Company (President and Chief Executive Officer, 1980 to 1987). He was a Director of Building Materials Holding Corporation from 2001 through February of 2009. Mr. Reiten holds a B.A. in Business Administration from the University of Washington and completed the Executive Program at Stanford School of Business. Mr. Reiten, 72, has been a Company director since 2004.

Mr. Reiten’s extensive executive managerial experience at utility companies provides the Board with important insights with respect to the utility segment of the Company’s business. His experience at other public companies, including his directorships, provides a breadth of knowledge that makes him a valued member of the Board.

David F. Smith has been Chairman of the Board of the Company since March 11, 2010, and Chief Executive Officer of the Company since February 2008. Mr. Smith has been Chairman of National Fuel Gas Distribution Corporation (1), and National Fuel Gas Supply Corporation (1) since March of 2008, and Chairman of Empire Pipeline, Inc. (1) and Seneca Resources Corporation (1) since April 2008. He was previously President of the Company from February 2006 to June 30, 2010 and Vice President from April 2005 to February 2006, President of National Fuel Gas Supply Corporation (1) from April 2005 to July 1, 2008 and Senior Vice President from June 2000 to April 2005, and was President of National Fuel Gas Distribution Corporation (1) from July 1999 to April 2005 and Senior Vice President from January 1993 to July 1999. Mr. Smith was also President of Empire State Pipeline (1) from April 2005 through July 2008, and President or Chairman of various non-regulated subsidiaries of the Company. He is a Board member of the AGA (Executive Committee), American Gas Foundation, Gas Technology Institute (Executive Committee) the Business Council of New York State (Chairman and member Executive Committee), the immediate past Chairman of the Buffalo Niagara Enterprise (Executive Committee ), the Buffalo Niagara Partnership (Executive Committee) the State University of New York at Buffalo Law School Dean’s Advisory Council and The Sabres Foundation. Mr. Smith holds a Bachelor of Arts in Political Science from the State University of New York at Fredonia, as well as a Juris Doctorate from the State University of New York at Buffalo School of Law. Mr. Smith, 58, has been a Company director since 2007.

Mr. Smith has been employed by the Company since 1978, and during his tenure has served as President of the Company’s pipeline and storage, and utility subsidiaries, as well as President of Empire State Pipeline and Chairman of Seneca Resources Corporation. He has a long and active participation in industry groups that tackle most of the important issues facing our industry. These experiences provide the foundation for his role as the strategic leader of the Company. Also, Mr. Smith has deep ties to Western New York, the location of the Company’s corporate headquarters and a number of its significant business operations.

Directors Whose Terms Expire in 2014

Robert T. Brady is the Executive Chairman of Moog Inc. (“Moog”), a worldwide designer, manufacturer and integrator of precision control components and systems. Mr. Brady was Chief Executive Officer of Moog from 1988 to December 1, 2011 and he has been a Moog Board member since

(1)	Wholly-owned subsidiary of the Company

1984. He was President of Moog from 1988 until December 2, 2010. He is also a Director of Astronics Corporation and M&T Bank Corporation and was a director of Seneca Foods Corporation until August 2011. Mr. Brady was named to the UB Council (State University of New York at Buffalo) in January of 2008, is a member of the Governor’s Regional Economic Development Council of Western New York and is also a member of the Board of the Buffalo Niagara Partnership. Mr. Brady holds a B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the Harvard University School of Business Administration. He also served as an officer in the U.S. Navy. He is the Lead Independent Director of the Company’s Board of Directors and, as such, chairs the regular executive sessions of non-management directors and is the designated contact for stockholders and other interested parties to communicate with the non-management directors on the Board. Mr. Brady, 71, has been a Company director since 1995.

Mr. Brady brings to the Board strong business and leadership insight from his experience at a publicly-traded company, having been with Moog since 1966 in positions that have encompassed finance, production and operations management, and also from having served as an officer in the U.S. Navy. He is the Company’s only independent director who is currently an executive at a publicly-traded company, which brings a unique and important perspective to the Board.

Rolland E. Kidder was the founder of Kidder Exploration, Inc., an independent Appalachian oil and gas company, and was Chairman and President from 1984 to 1994. Mr. Kidder is also a former Director of the Independent Oil and Gas Association of New York and the Pennsylvania Natural Gas Association — both Appalachian-based energy associations. He was a Trustee of the New York Power Authority from 1982 to 1993, an investment advisor for P.B. Sullivan & Co., Inc. from 1994 to 2001 and Executive Director of the Robert H. Jackson Center, Inc., in Jamestown, New York, from 2002 to 2006. Mr. Kidder holds a B.A. from Houghton College, and a Juris Doctorate from the State University of New York at Buffalo School of Law. Mr. Kidder, 71, has been a Company director since 2002.

As the founder and former president of an Appalachian producer, Mr. Kidder brings to the Board his knowledge and experience of the exploration and production business in Appalachia. His past directorships of both Pennsylvania and New York based independent producer associations also contribute to that industry knowledge. Mr. Kidder has worked and lives in a small town, in a rural area of the Company’s utility service territory. His local knowledge helps the Board understand the perspective of the Company’s retail utility customers and the Company’s retail stockholders, many of whom are also utility customers and who represent a significant portion of the Company’s stockholder ownership.

Frederic V. Salerno is a director of GGCP, Inc., a company controlled by Mario Gabelli and one of several affiliated investment management entities that hold, in the aggregate, a significant stake in the Company. Since 2006, Mr. Salerno has also served as Senior Advisor to New Mountain Capital, L.L.C., an investment manager and an affiliate of several related entities (collectively, “New Mountain”) that also hold a significant stake in the Company. Mr. Salerno retired as Vice Chairman and Chief Financial Officer of Verizon, Inc. (“Verizon”) in September 2002 after more than 37 years in the telecommunications industry. He was senior Vice Chairman and Chief Financial Officer of Verizon prior to the Bell Atlantic/GTE merger, which created Verizon. Mr. Salerno joined New York Telephone in 1965, became Vice President in 1983 and was appointed President and Chief Executive Officer in 1987 (NY Telephone became Bell Atlantic in 1997). He also served as President, and currently serves as Trustee, of the Inner City Scholarship Fund. In addition, he was Chairman of the Board of Trustees of the State University of New York from 1990 to 1996. Mr. Salerno is a Director of Akamai Technologies, Inc., Intercontinental Exchange, Inc., Viacom, Inc., and CBS Corporation and was a Director of Bear Stearns & Co., Inc., from 1993 to 2008, Consolidated Edison, Inc. from 2002 to 2006, and was Chairman of the Board of Orion Power Holdings from 2000 to 2002. Mr. Salerno holds a B.S. in Engineering from Manhattan College and an M.B.A. from Adelphi University. Mr. Salerno, 68, has been a Company director since 2008.

Mr. Salerno was nominated and elected to the Board in 2008 pursuant to a now-expired agreement with New Mountain. The Board chose to nominate Mr. Salerno for another term although it was under no obligation to do so. Mr. Salerno provides to the Board a particular perspective of an institutional stockholder. As the former Chief Financial Officer of Verizon and Bell Atlantic, Mr. Salerno brings extensive financial expertise to the Board. Further, Mr. Salerno’s years of experience in the telecommunications industry provide the Board with an additional perspective from a regulated business outside the natural gas industry. In addition, Mr. Salerno’s experience serving on boards for a variety of major public companies provides the Company with a perspective from other industries.

Director Independence

The Board of Directors has determined that directors Ackerman, Brady, Cash, Ewing, Kidder, Matthews, Mazanec, Reiten and Salerno are independent, and that Mr. Smith, Chairman of the Board and Chief Executive Officer of the Company, is not independent due to his employment relationship with the Company. The Board’s determinations of director independence were made in accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and SEC regulations. In making its independence determinations, the Board considered that Mr. Brady is Executive Chairman of Moog, which maintains its headquarters in the Company’s utility service territory and that payments made by Moog to Company affiliates for natural gas service in each of Moog’s last three fiscal years were not in excess of the greater of (i) $1,000,000, or (ii) 2% of Moog’s consolidated gross revenues for the applicable fiscal year. The Board also considered that a son of Mr. Kidder is employed by an affiliate of the Company (since before Mr. Kidder became a Company director) in a non-executive supervisory position, at a rate of total compensation that does not implicate the SEC’s regulations regarding related person transactions.

Board Leadership Structure

The Board of Directors has decided that the appropriate leadership structure at the present time is a combined CEO/Chairman. The Board believes that the combination of the roles provides an efficient and effective leadership model of clear accountability and promotes unified leadership and direction for the Company and also allows for a clear focus for management to execute business plans. It is the Board’s opinion that the stockholders’ interests are best served by allowing the Board to retain flexibility to determine the optimal organizational structure for the Company at a given time, including whether the Chairman role should be filled by the CEO who serves on the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and are in the best position to evaluate its needs and how best to organize the capabilities of the directors and management to meet those needs.

The independent directors met once during the Company’s fiscal year ended September 30, 2011 (“fiscal 2011”) as required by the New York Stock Exchange rules. In addition, non-management directors meet at regularly scheduled executive sessions without management. The sessions are chaired by the Lead Independent Director, Robert T. Brady. The Board of Directors provides a process for stockholders and other interested parties to send communications to the Board or to certain directors. Communications to Mr. Brady, to the non-management directors as a group, or to the entire Board should be addressed as follows: Robert T. Brady, Moog Inc., P.O. Box 18, East Aurora, New York 14052. For the present, all stockholder and interested parties’ communications addressed in such manner will go directly to the indicated directors. If the volume of communication becomes such that the Board determines to adopt a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuelgas.com.

Diversity

Under the Company’s Corporate Governance Guidelines, the Board of Directors is required, when selecting candidates for re-election and candidates for Board membership, to consider factors that include a diversity of experience related to the business segments in which the Company operates, as well as a diversity of perspectives to be brought to the Board by the individual members.

Meetings of the Board of Directors and Standing Committees

In fiscal 2011, there were four meetings of the Board of Directors. In addition, directors attended meetings of standing or pro tempore committees. The Audit Committee held nine meetings, the Compensation Committee held seven meetings, the Executive Committee did not meet, and the Nominating/Corporate Governance Committee held three meetings. During fiscal 2011, all directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

The table below shows the number of meetings conducted in fiscal 2011 and the directors who serve on these committees.

BOARD COMMITTEES
DIRECTOR	Audit	Compensation	Executive	Nominating/ Corporate Governance
Philip C. Ackerman			X
Robert T. Brady		X	X	X (Chair)
R. Don Cash	X	X		X
Stephen E. Ewing	X	X
Rolland E. Kidder	X			X
Craig G. Matthews	X (Chair)		X
George L. Mazanec	X	X (Chair)	X
Richard G. Reiten		X		X
Frederic V. Salerno		X		X
David F. Smith			X (Chair)

Number of Meetings in Fiscal 2011	9	7	0	3

Audit

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The Audit Committee held nine meetings during fiscal 2011 in order to review the scope and results of the annual audit, to receive reports of the Company’s independent registered public accounting firm and chief internal auditor, to monitor compliance with the Company’s Reporting Procedures for Accounting and Auditing Matters (included in this proxy statement as Appendix A) and to prepare a report of the committee’s findings and recommendations to the Board of Directors. The members of the committee are independent as independence for audit committee members is defined in NYSE listing standards, and in SEC regulations. No Audit Committee member simultaneously serves on the audit committees of more than three public companies. The Board limits the number of audit committees on which an Audit Committee member can serve to three, unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has at least two audit committee financial experts (as defined by SEC regulations) serving on its Audit Committee, namely Messrs. Matthews and Mazanec, both of whom are independent directors. As noted, Mr. Mazanec’s service will end at the 2012 Annual Meeting.

In connection with its review of the Company’s internal audit function, the Audit Committee in 2011 had a Quality Assessment performed by a consulting firm that concluded that the Company’s Audit Services Department conducts its audits in accordance with the Institute of Internal Auditors International Standards for the Professional Practice of Internal Auditing (the “Standards”). The Standards state that an external Quality Assessment should be conducted at least once every five years.

Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.” A current copy of the Audit Committee charter is available to security holders on the Company’s website at www.nationalfuelgas.com.

Compensation

As described in the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee held seven meetings during fiscal 2011, in order to review and determine the compensation of Company executive officers, to review reports and to grant awards under the Company’s 2010 Equity Compensation Plan, the 1997 Award and Option Plan, the Performance Incentive Program, the Annual At Risk Compensation Incentive Program (“AARCIP” or the “At Risk Plan”), and the Executive Annual Cash Incentive Program (“EACIP”). The members of the committee are independent as independence is defined in NYSE listing standards. The members of the committee are also “non-employee directors” as defined in SEC regulations and “outside directors” as defined in Federal tax regulations. A current copy of the charter of the Compensation Committee is available to security holders on the Company’s website at www.nationalfuelgas.com.

The Compensation Committee is responsible for various aspects of executive compensation, including approval of the base salaries and incentive compensation of the Company’s executive officers. The committee is authorized to evaluate director compensation and make recommendations to the full Board regarding director compensation. The committee may form subcommittees and delegate to those subcommittees such authority as the committee deems appropriate, other than authority required to be exercised by the committee as a whole. The committee also administers the Company’s 2010 Equity Compensation Plan, the 1997 Award and Option Plan, the At Risk Plan, and the National Fuel Gas Company Performance Incentive Program, and approves performance conditions and target incentives of executive officers under the EACIP. As described more fully in the Compensation Discussion and Analysis, the Company retained The Hay Group, and Meridian Compensation Partners, LLC (previously known as Hewitt Consulting), both independent compensation consulting firms, to assist in determining executive compensation. In addition, as set forth in the Compensation Committee’s charter, the Chief Executive Officer may and does make, and the committee may and does consider, recommendations regarding the Company’s compensation and employee benefit plans and practices. The committee then approves executive compensation as it deems appropriate.

Executive

The Executive Committee did not meet during fiscal 2011. The committee has, and may exercise, the authority of the full Board, except as may be prohibited by New Jersey corporate law (N.J.S.A.§ 14A:6-9).

Nominating/Corporate Governance

All the members of the Nominating/Corporate Governance Committee are independent, as independence is defined in NYSE listing standards. The committee makes recommendations to the full Board on nominees for the position of director. The committee also has duties regarding corporate governance matters as required by law, regulation or NYSE rules. The committee held three meetings during fiscal 2011. Stockholders may recommend individuals to the committee to consider as potential nominees. Procedures by which stockholders may make such recommendations are set forth in Exhibit B to the Company’s Corporate Governance Guidelines, described in the following paragraph.

The committee’s charter provides for the committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which criteria are included in this proxy statement as part of the Company’s Corporate Governance Guidelines. A current copy of the charter of the committee is available to stockholders on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office. A current copy of the Corporate Governance Guidelines is included in this proxy statement as Appendix B, and is available to stockholders on the Company’s website at www.nationalfuelgas.com. Appendix B also addresses the qualifications and skills the committee believes are necessary in a director, and the committee’s consideration of stockholder recommendations for director. Stockholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 22, 2012 in order to be eligible for consideration at the 2013 Annual Meeting of Stockholders.

Charitable Contributions by Company

Within the preceding three years, the Company did not make any charitable contributions to any charitable organization in which a director served as an executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues in a single fiscal year.

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this proxy statement.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics (the “Code”) is available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request it from the Company’s Secretary at its principal office.

Risk Oversight

The Company has an enterprise risk management program developed by senior management and the Board and overseen by the CEO. Under this program, major enterprise-wide risks have been identified, along with the mitigative measures to address and manage such risk. At each quarterly meeting of the Audit Committee, to which all Directors are invited and typically attend, the major risks and associated mitigative measures are reviewed. At each Board meeting, a specific presentation is made regarding one or two specific areas of risk. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board.

Related Person Transactions

The Company had no related person transactions in fiscal 2011. The Code (which is in writing and available to stockholders as described above) identifies the avoidance of any actual or perceived conflicts between personal interests and Company interests as an essential part of the responsibility of the Company’s directors, officers and employees. The Code provides that a conflict of interest may arise when a director, officer or employee receives improper personal benefits as a result of his or her position in the Company, or when personal situations tend to influence or compromise a director’s, officer’s or employee’s ability to render impartial business decisions in the best interest of the Company. Potential conflicts of interest under the Code would include but not be limited to related person transactions. The Audit Committee administers the Code as it relates to the Company’s directors and executive officers.

The Company’s policies and procedures for the review, approval or ratification of related person transactions are set forth in writing in the charter of the Audit Committee. The charter provides that the Audit Committee will review and, if appropriate, approve or ratify any transaction between the Company and a related person which is required to be disclosed under SEC rules. In the course of its review of a transaction, the Audit Committee will consider the nature of the related person’s interest in the transaction, the material terms of the transaction, the significance of the transaction to the related person and to the Company, whether the transaction would affect the independence of a director, and any other matters the Audit Committee deems appropriate. The Audit Committee will approve or ratify only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

Directors’ Compensation

The 2009 Non-Employee Director Equity Compensation Plan (“Director Compensation Plan”) was approved at the 2009 Annual Meeting. The Retainer Policy for Non-Employee Directors (the “Retainer Policy”), which was approved at the 1997 Annual Meeting of Stockholders and amended at the 2009 Annual Meeting, currently remains in place as well. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors may participate in the Director Compensation Plan and the Retainer Policy, under which directors are paid in cash plus an amount of common stock, as adjusted from time to time. From April 11, 2009 to March 2011, the annual retainer for directors was $36,000 plus 1,600 shares of Common Stock. Beginning April 1, 2011 the annual retainer was $44,000 plus 1,800 shares of Common Stock. This change was the result of the Hay Group’s recommendation to the Compensation Committee, which had retained the Hay Group to evaluate the Company’s director fees. The changes provided for an increase in the retainer fee and stock award and a reduction in meeting fees.

In fiscal 2011, the Directors were paid pursuant to the Retainer Policy and Director Compensation Plan. The directors received quarterly payments during the year, two payments of $9,000 and 400 shares of stock and two payments of $11,000 and 450 shares of stock. Common Stock issued to non-employee directors under director compensation plans is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company except that transferability restrictions lapse upon the death of the recipient.

Prior to April 2011 meeting fees were $2,000 for attendance at each Board and Committee meeting (whether in person or by telephone). Beginning April 1, 2011, in response to the Hay Group’s recommendation, the fee for each Board and Committee meeting was reduced to $1,800. Non-employee directors were each paid an additional annual retainer of $10,000 if appointed as Chairman of any committee; accordingly, Messrs. Brady, Matthews and Mazanec each received an additional annual retainer of $10,000 during fiscal 2011.

Benefit accruals under the Directors’ Retirement Plan ceased for each current non-employee director on December 31, 1996. Mr. Brady is the only current director eligible for benefits under the Directors’ Retirement Plan benefits, and after he leaves the Board he will receive his accrued Directors’ Retirement Plan benefits of $1,800 per year for up to ten years. Individuals who become directors after February 1997 are not eligible to receive benefits under the Directors’ Retirement Plan. The Directors’ Retirement Plan pays an annual retirement benefit equal to 10% of the annual retainer in effect on December 31, 1996 ($18,000 per year), multiplied by the number of full years of service prior to January 1, 1997, but not to exceed 100% of that annual retainer. The retirement benefit begins upon the later of the date of the director’s retirement from the Board or the date the director turns age 70, and continues until the earlier of the expiration of ten years or the death of the director.

The Company requires that each director, in order to receive compensation for service as a director, must beneficially own at least 500 shares of Common Stock at the end of the first year of service as a director, at least 1,000 shares at the end of the second year of service and at least 3,000 shares at the end of the third year of service.

The following table sets forth the compensation paid to each non-employee director for service during fiscal 2011:

DIRECTOR COMPENSATION TABLE — FISCAL 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Philip C. Ackerman	47,600	114,062	None	None	N/A	3	161,662
Robert T. Brady	74,600	114,062	None	None	N/A	3	188,662
R. Don Cash	83,800	114,062	None	None	N/A	3	197,862
Stephen E. Ewing	78,200	114,062	None	None	N/A	3	192,262
Rolland E. Kidder	70,400	114,062	None	None	N/A	3	184,462
Craig G. Matthews	74,800	114,062	None	None	N/A	3	188,862
George L. Mazanec	86,200	114,062	None	None	N/A	3	200,262
Richard G. Reiten	66,600	114,062	None	None	N/A	3	180,662
Frederic V. Salerno	66,600	114,062	None	None	N/A	3	180,662

(1)	Represents the portion of the annual retainer paid in cash, plus meeting fees.

(2)

Represents the fair market value on the date of issuance, of the Common Stock issued pursuant to the current Retainer Policy, as required by the Financial Accounting Standards Board’s (FASB’s) authoritative guidance for stock compensation. The average of the high and low stock price on each date of issuance was used to compute the fair market value. The average prices (and resultant quarterly values of the Stock Awards) generally were as follows: $52.125 for October 1, 2010 (stock in total valued at $20,850), $66.345 for January 3, 2011 (stock in total valued at $26,538), $74.595 for April 1, 2011 (stock in total valued at $33,568) and $73.57 for July 1, 2011 (stock in total valued at $33,107). As of September 30, 2011, the aggregate number of shares paid under the Retainer Policy and/or the Director Compensation Plan to Messrs. Ackerman, Brady, Cash, Ewing, Kidder, Matthews, Mazanec, Reiten and Salerno are 2,500, 14,800, 11,433, 6,646, 11,890, 9,041, 14,800, 9,276 and 3,365 respectively.

(3)

Mr. Brady is the only active director who has an accrued pension benefit under the Directors’ Retirement Plan, as described above. The Company expensed the present value of this future benefit in a prior fiscal year and continues to expense only the interest associated with this benefit. The fiscal 2011 interest expense to the Company was $173. The directors do not have a non-qualified deferred compensation plan or any other pension plan.

(4)

Represents premiums paid on a Blanket Travel Insurance Policy, which covers each director up to a maximum benefit of $500,000. This insurance provides coverage in case of death or injury while on a trip for Company business.

AUDIT FEES

In addition to retaining PricewaterhouseCoopers LLP to report on the annual consolidated financial statements of the Company for fiscal 2011, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in fiscal 2011. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for each of the last two fiscal years were as follows:

	2010	2011
Audit Fees(1)	$1,185,536	$1,535,512
Audit-Related Fees(2)	$0	$0
Tax Fees
Tax advice and planning(3)	$21,700	$30,000
Tax compliance(4)	$63,300	$111,500
All Other Fees(5)	$2,610	$4,040

TOTAL	$1,273,146	$1,681,052

(1)

Audit Fees include audits of consolidated financial statements and internal control over financial reporting, reviews of financial statements included in quarterly Forms 10-Q, comfort letters and consents, and audits of certain of the Company’s wholly-owned subsidiaries to meet statutory or regulatory requirements.

(2)

Audit-Related Fees include audits of certain of the Company’s wholly-owned subsidiaries not required by statute or regulation, and consultations concerning technical financial accounting and reporting standards.

(3)	Tax advice and planning includes consultations on various federal, state and foreign tax matters.

(4)	Tax compliance includes tax return preparation and tax audit assistance.

(5)	All Other Fees relate to permissible fees other than those described above and include the software-licensing fee for an accounting and financial reporting research tool.

The Audit Committee’s charter (available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office) references its pre-approval policies and procedures. The committee has pre-approved the use of PricewaterhouseCoopers LLP for specific types of services, including various audit and audit-related services and certain tax services, among others. The chair of the committee and, in his absence, another specified member of the committee, are authorized to pre-approve any audit or non-audit service on behalf of the committee. Each pre-approval is to be reported to the full committee at the first regularly scheduled committee meeting following such pre-approval.

For fiscal 2011, none of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in reliance upon the “de minimus exception” contained in Section 202 of Sarbanes-Oxley and codified in Section 10A(i)(1)(B) of the Securities Exchange Act and in 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors, a copy of which is available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2011 with management. The Audit Committee has also reviewed with management its evaluation of the Company’s internal control over financial reporting and reviewed management’s assessment about the effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies in such internal control over financial reporting. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates is compatible with the independent registered public accounting firm’s independence.

Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

CRAIG G. MATTHEWS, Chairman

R. DON CASH

STEPHEN E. EWING

ROLLAND E. KIDDER

GEORGE L. MAZANEC

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock. The Common Stock is the only class of Company equity securities outstanding. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire through exercise of stock options or SARs but has not done so. All information is as of November 30, 2011.

Name of Beneficial Owner	Exercisable Stock Options/SARs(1)	Shares Held in ESOP(2)	Shares Held in 401(k) Plan(3)	Restricted Stock(4)	Shares Otherwise Beneficially Owned(5)		Percent of Class(6)

Philip C. Ackerman	370,000	0	0	0	1,126,077	(7)	1.80%

David P. Bauer	37,578	0	3,607	1,250	2,000		*

Robert T. Brady	0	0	0	0	17,450		*

Matthew D. Cabell	134,552	0	1,149	65,625	13,033		*

R. Don Cash	0	0	0	0	23,883	(8)	*

Anna Marie Cellino	109,754	1,076	24,365	3,750	134,280		*

Stephen E. Ewing	0	0	0	0	10,296		*

Rolland E. Kidder	0	0	0	0	26,840	(9)	*

Craig G. Matthews	0	0	0	0	16,395		*

George L. Mazanec	0	0	0	0	18,250	(10)	*

Richard G. Reiten	0	0	0	0	10,726		*

Frederic V. Salerno	0	0	0	0	4,115		*

David F. Smith	325,976	1,807	15,035	9,375	156,360	(11)	*

Ronald J. Tanski	215,127	2,882	18,773	6,250	158,419	(12)	*

Directors and Executive Officers as a Group (20 individuals)	1,607,767	13,584	132,895	95,500	1,935,399		4.48%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on November 30, 2011.

(1)

This column lists shares with respect to which each of the named individuals, and all current directors and executive officers as a group (20 individuals), have the right to acquire beneficial ownership within 60 days of November 30, 2011, through the exercise of stock options/SARs granted under the 1997 Award and Option Plan and the 2010 Equity Compensation Plan. The shares included in this column for exercisable stock-settled SARs equal the number of shares the officer would have received by exercising those SARs on November 30, 2011, when the Fair Market Value (or “FMV”) was $58.17 per share. Stock options and SARs, until exercised, have no voting power. The FMV is the average of the high and low stock price on a specified date.

(2)

This column lists shares held in the Company and Subsidiaries Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting most of those shares until they are distributed.

(3)

This column lists shares held in the Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting and investment power with respect to shares held in the TDSP.

(4)

This column lists shares of restricted stock, certain restrictions on which had not lapsed as of November 30, 2011. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(5)	This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee.

(6)

This column lists the sum of the individual’s (or individuals’) stock options, SARs and shares shown on this table, expressed as a percent of the Company’s outstanding shares and that individual’s (or individuals’) exercisable stock options and SARs at November 30, 2011.

(7)

Includes 1,000 shares held by Mr. Ackerman’s wife in a trust originally established for the benefit of her mother, 8,991 shares held by Mr. Ackerman’s wife as trustee for her sister, and 76,250 shares also held in trust, as to which shares Mr. Ackerman disclaims beneficial ownership, 560,000 shares also held in three Grantor Retained Annuity Trusts (shares of 230,000, 230,000 and 100,000 respectively in each trust), as to which shares Mr. Ackerman disclaims beneficial ownership and 220 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(8)

Includes 5,000 shares held by the Don Kay Clay Cash Foundation, a Utah not-for-profit corporation, of which Mr. Cash, his wife, son and daughter-in-law are directors and also includes 7,000 shares held by Triple C Securities & Investment, Ltd. a limited partnership in which Mr. Cash has an interest. Mr. Cash disclaims beneficial ownership of all 12,000 shares.

(9)	Includes 10,000 shares owned by Mr. Kidder’s wife, as to which Mr. Kidder shares voting and investment power.

(10)	Includes 600 shares owned by Mr. Mazanec’s wife, as to which Mr. Mazanec shares voting and investment power.

(11)	Includes 51,902 shares owned by Mr. Smith’s wife, as to which Mr. Smith shares voting and investment power.

(12)	Includes 614 shares owned jointly with Mr. Tanski’s wife, as to which Mr. Tanski shares voting and investment power.

As of January 9, 2012, the Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock, which is the only class of Company stock outstanding, except as set forth in the table below.

Name and Address of Beneficial Owner	Shares Held as Trustee for Company Employee Benefit Plans(1)	Shares Otherwise Beneficially Held		Percent of Class(2)
Vanguard Fiduciary Trust Company Company 100 Vanguard Boulevard Malvern, PA 19355	4,031,592	3,448,075	(3)	9.00%
Mario J. Gabelli Gabelli & Company, Inc. One Corporate Center Rye, NY 10580	N/A	6,684,915	(4)	8.05%

(1)

This column lists the shares held by Vanguard Fiduciary Trust Company in its capacity as trustee for certain employee benefit plans. Vanguard Fiduciary Trust Company held 4,031,592 shares on behalf of the plans as of January 9, 2012, all of which have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the Trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the Trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Securities Exchange Act.

(2)	This column lists the sum of the shares shown on this table, expressed as a percent of the Company’s outstanding shares at January 9, 2012.

(3)

The Vanguard Group, which is affiliated with Vanguard Fiduciary Trust Company, has sole investment discretion and no voting authority with respect to 3,392,811 shares of Company common stock, and defined investment discretion and sole voting authority with respect to 55,264 shares of Company common stock, according to its Form 13F for the period ended September 30, 2011.

(4)

This number of shares is derived from Amendment No. 3 to Schedule 13D filed on September 20, 2011 by Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, Gabelli Foundation, Inc., GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli.

EQUITY COMPENSATION PLAN INFORMATION

As of September 30, 2011

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,268,514	$36.60	2,531,567	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	3,268,514	$36.60	2,531,567

(1)

Of the securities listed in column (c), 86,801 were available at September 30, 2011 for issuance pursuant to the Company’s 2009 Non-Employee Director Equity Compensation Plan. Of the remaining 2,444,766 shares, 227,852 were available for future issuance under the 1997 Award and Option Plan and 2,216,914 were available for future issuance under the 2010 Equity Compensation Plan.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

G. L. MAZANEC, Chairman

R. T. BRADY

R. D. CASH

S. E. EWING

R. G. REITEN

F. V. SALERNO

Compensation Discussion and Analysis

OVERVIEW

The Company’s record of performance remains superior. Despite the recent and continuing volatile and uncertain business environment, the Company’s stock has done exceedingly well, outperforming the Standard and Poor’s 500 Composite Stock Price Index, the PHLX Utility Sector Index and the SIG Oil Exploration & Production Index. In addition, the Company has ranked in the top 10 of the Public Utilities Fortnightly 40 Report for 6 of the past 7 years and is a leader in the industry’s development of the Marcellus Shale. The Committee works to motivate creation of shareholder value through the compensation program.

The Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the Company’s executive compensation program, including the goals of the program. In addition to the cash compensation, the Committee grants long-term incentives, most often with a 3-year time horizon, to focus management’s attention on creating shareholder value from a long-term investor’s perspective. The CD&A describes in detail the components of the program and the fiscal 2011 compensation paid to or earned by each named executive officer (as defined herein). Important elements of the Company’s executive compensation program are:

•	The Company does not provide tax “gross-ups.”

•	The Company requires executive officers and other officers to meet stock ownership requirements.

•	The Company’s equity incentive plans prohibit the repricing or exchange of equity awards without shareholder approval.

•	The Committee has engaged two independent compensation consultants to assist it in setting compensation.

The Compensation Committee reviewed the results of shareholder vote on the Say on Pay proposal from the 2011 Annual Meeting and approximately 83% of the votes cast were for approval of the company’s compensation program. After consideration of these results, the Committee believes its approach to compensation is balanced and effective and has made no fundamental changes to the program for fiscal year 2012.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

The Company’s executive compensation program is designed to:

•

Attract, motivate, reward and retain the management talent required to achieve Company objectives and contribute to its long-term success. Retention is encouraged by making a portion of the compensation package in the form of awards that either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

•	Focus management efforts on both short-term and long-term drivers of stockholder value.

•

Tie a significant portion of executive compensation to Company long-term stock-price performance and thus stockholder returns by making a part of each executive officer’s potential compensation depend on the market price of the Company’s Common Stock.

As is more fully described below, the Company achieves these objectives by providing its executive officers a total compensation program, established and administered by the Committee based on its business judgment following review of the analysis prepared by its compensation consultants of the compensation practices at companies in the energy industry, in general industry and in the exploration and production segment, as appropriate. Total compensation for executive officers is comprised of the following components, each of which is addressed in greater detail below:

•	Base salary;

•	Annual cash incentive compensation;

•	Long term cash incentive compensation;

•	Equity compensation — Restricted stock and/or grants of stock-settled stock appreciation rights; and

•	Employee benefits, including retirement, health and welfare benefits.

Role of the Compensation Committee

The Committee administers the Company’s compensation program for its executive officers. It sets the base salaries and available incentive compensation ranges of the Company’s executive officers and exercises the authority delegated to it by the stockholders or the Board under the Company’s cash and equity incentive compensation plans, which include the National Fuel Gas Company 1997 Award and Option Plan, as amended (the “1997 Award and Option Plan”), the 2010 Equity Compensation Plan, the 2007 Annual At Risk Compensation Incentive Plan (the “At Risk Plan”), the National Fuel Gas Company Performance Incentive Program (the “Performance Incentive Program”) and the Executive Annual Cash Incentive Program (the “EACIP”). In addition, the Committee makes recommendations to the Board with respect to the development of incentive compensation plans and equity-based plans. The Committee is also responsible for recommending to the Board changes in compensation for non-employee directors. The Committee is comprised of the six directors named above, all of whom have been determined by the Board to be independent.

Role of Chief Executive Officer

In making its subjective determinations with respect to executive officers other than Mr. Smith, the Committee discusses the information it receives from its compensation consultants with Mr. Smith and seeks his recommendation as to the appropriate base salaries, and target short-term and long-term incentive awards for each of these other officers, based on his assessment of their performance, contributions and abilities. Mr. Smith also provides input to the Committee’s compensation consultants with regard to the functions of the Company’s officers, to facilitate their recommendations and comparisons of such officers’ and their positions to other positions in the marketplace.

Compensation Consultants

In 2010 the Committee retained the services of two independent compensation consultants, The Hay Group (“Hay”) and Meridian Compensation Partners, LLC (previously known as Hewitt Consulting) (“Meridian”), to evaluate executive compensation. Hay assists the Committee in evaluating and setting officer compensation in the regulated subsidiaries. Generally, for supervisory positions in the regulated subsidiaries, Hay provides job evaluation to a wide range of companies through detailed position analysis based on proprietary information from multiple parent organizations and business units. Hay’s job evaluation and benchmarking methodology allows for customizable job descriptions and organizational rankings that are specific to the Company but relative to industry benchmarks.

In 2010 for Company officers, and officers employed by affiliate companies other than Seneca Resources Corporation (“Seneca”), Hay provided an analysis of compensation practices with respect to base salary, total cash compensation (base salary plus short-term incentive) and total direct compensation (base salary plus short-term incentive plus long-term incentive) compared to similar jobs in general industry and, where appropriate, in the energy industry based on Hay’s proprietary databases. Hay also made recommendations to the Committee on incentive compensation target amounts for both a short-term incentive (cash incentive payments as discussed below) and long-term incentive (stock appreciation rights, restricted stock and the Performance Incentive Program target awards also discussed below). Additionally, Hay provided a proxy analysis of base salary, incentive targets, total cash compensation (salary plus incentive targets), long-term incentive and total direct compensation (salary plus short-term and long-term incentive) for the four named executive officers (Messrs. Smith, Tanski and Bauer and Mrs. Cellino) for whom adequate comparative information was available based on 2010 proxy data for the Company and energy companies in a sixteen-member peer group of companies that engage in one or more of the businesses in which the Company engages. The members of the peer group ranged in size from $5.7 billion in revenues to $821 million in revenues. The median size of the peer group is $1.67 billion in revenues. The peer group is:

AGL Resources Inc.

Atmos Energy Corporation

Cabot Oil & Gas Corporation

Energen Corporation

EQT Corporation

MDU Resources, Inc.

New Jersey Resources Corporation

Northwest Natural Gas Company

Questar Corporation

Quicksilver Resources, Inc.

Range Resources Corporation

Southern Union Company

Southwest Gas Corporation

St. Mary Land & Exploration Company

UGI Corporation

Whiting Petroleum Corporation

These companies were selected as members of the peer group because each participates in one or more businesses that are deemed similar to those of the Company. The Committee reviews the members of the peer group from time to time, and makes adjustments, as it believes are warranted.

Commencing in 2008, the Committee also retained Meridian to assist in evaluating and setting compensation for employees, including that of Mr. Cabell, at Seneca. The Committee selected Meridian for this purpose due to that entity’s expertise in the exploration and production industry.

In 2010, Meridian provided a proxy analysis of Mr. Cabell’s base salary, target short-term incentive, target cash compensation (salary plus short-term incentive), long-term incentive and total target compensation (salary plus short-term and long-term incentive). The Meridian proxy analysis was based on proxy data from Meridian’s E&P Compensation Database, supplemented by published survey data, from twenty-one (21) exploration and production companies chosen by the Committee based on certain criteria, such as revenues, assets, standardized measure and the nature of each company’s operations in the exploration and production segment of the energy industry, that made them relatively comparable to the operations at Seneca. The companies in the twenty-one member peer group range in size from $2.28 billion to $129 million in E&P revenues, (with a median of $823 million), from $7.4 billion to $1.01 billion in E&P asset size (with a median of $2.87 billion) and from $2.7 billion to $348 million in standardized measure (with a median of $1.4 billion). The peer group is:

Berry Petroleum

Bill Barrett Corporation

Cabot Oil & Gas Corporation

Carrizo Oil & Gas, Inc.

Continental Resources Inc.

El Paso Corporation

Energen Corporation

EQT Corporation

EXCO Resources, Inc.

Forest Oil Corporation

PDC Energy Corporation

Penn Virginia Corporation

QEP Resources Inc.

Quicksilver Resources, Inc.

Range Resources Corporation

SM Energy Company

Southwestern Energy Company

Swift Energy Company

Ultra Petroleum Corporation

Unit Corporation

Whiting Petroleum Corporation

In 2010, Meridian also provided a similar analysis for Messrs. Smith and Tanski relative to the peer group. The Committee requested this analysis for its use in supplementing the comparisons provided by Hay due to the increasing importance of the Company’s exploration and production segment and Messrs. Smith and Tanski’s management of that segment.

The Committee utilizes recommendations of the consultants in exercising its business judgment as to compensation matters.

TOTAL COMPENSATION

Base Salary

Base salaries provide a predictable base compensation for day-to-day job performance. The Committee reviews base salaries at calendar year-end for the Company’s executive officers and adjusts them, if it deems appropriate in its subjective business judgment, following review of its compensation consultants’ competitive analysis and upon consideration of the recommendations of the Chief Executive Officer. In addition, base salary may be adjusted during the calendar year when changes in responsibility occur. Base salary is not adjusted based on specific objective financial results, although overall corporate performance is reviewed by the Committee in its decision making process. The Committee does not use formulas; rather, it exercises its business judgment.

In establishing the base salary amount, the Committee generally targets a range of the 50th percentile to the 75th percentile of the survey data provided by Hay and Meridian. In the subjective business judgment of the Committee, payment at the median and up to the 75th percentile is necessary to attract, retain and motivate the individuals responsible for the success of the business enterprise. The Committee also considers overall corporate performance and an individual’s specific responsibilities, experience (including time in position), and effectiveness and makes adjustments based on the Committee members’ business judgment and the CEO’s recommendations. The specific elements of individual performance reviewed by the Committee with respect to fiscal 2010 are described below.

For calendar year 2011, the Committee considered the report of Hay that Mr. Smith’s salary was well below the Energy Industry median and increased Mr. Smith’s base salary to partially bridge that gap over several years. The Committee believed that this action was particularly important given the competition for talent in the exploration and production industry, which is a primary business focus of the Company. In determining Mr. Smith’s base salary increase, the Committee also considered the Company’s overall performance, financially and operationally, particularly with respect to the performance in the Company’s exploration and production segment.

The Committee also increased Mr. Tanski’s base salary for calendar year 2011 to an amount that was slightly above the market median for the energy industry. This increase was based on the Committee’s and Mr. Smith’s assessment of Mr. Tanski’s performance in the key position of President and Chief Operating Officer of the Company, particularly Mr. Tanski’s oversight of the growth of the exploration and production segment and the pipeline and storage segment.

For calendar year 2011, based on its and Mr. Smith’s assessment of Mr. Cabell’s responsibilities, experience and effectiveness in the past year, the Committee increased Mr. Cabell’s base salary to an amount that was higher than the 75th percentile of the Meridian data. This increase was awarded in recognition of his performance in the management of the exploration and production segment, including, in particular, development of the Company’s Marcellus Shale assets, and to retain him in his position given the competition for talent in the industry and in that geographic region. The Committee considered the report of Hay that Mrs. Cellino’s salary was below the Energy Industry median, and following discussion with Mr. Smith, the Committee increased Mrs. Cellino’s base salary to an amount that was slightly below the market median for the energy industry. The increase was based on the Committee’s and Mr. Smith’s assessment of her attention to customer service, safety and oversight of budget and cost control at the utility segment.

In making the annual base salary increase in 2011 for Mr. Bauer, the Committee referenced Hay’s report and accepted Mr. Smith’s recommendation to increase Mr. Bauer’s salary to the level of that approximated by the energy industry median. Mr. Smith based this recommendation on his opinion, following discussion with Mr. Tanski, of Mr. Bauer’s specific responsibilities, experience and effectiveness, and his performance managing the Company’s financial strategy.

The fiscal 2011 base salaries of the named executive officers are shown on the Summary Compensation Table under “Salary” column within this proxy statement.

Annual Cash Incentive

The Company pays an annual cash incentive to its executives to motivate their performance over a short-term (which is generally considered to be no longer than two years). Early in the fiscal year, the Committee establishes a target amount for the annual cash incentive, stated as a percentage of base salary. Executives can earn up to 200% of target, based on performance on written goals.

Target Award Levels

In setting target award levels for the annual cash incentive for 2011, the Committee exercised its business judgment and, upon consideration of the recommendations of Hay and Meridian and, other than with respect to his target incentive, those made by Mr. Smith, set target awards as follows:

Executive	Target (As a Percentage of Base Salary)
Mr. Smith	100%
Mr. Tanski	80%
Mr. Cabell	70%
Mrs. Cellino	70%
Mr. Bauer	45%

Performance Goals

Based upon discussions with Mr. Smith and Mr. Tanski and upon review of forecasted financial data, the Committee approved for each named executive who participated in the At Risk Plan (Messrs. Smith, Tanski and Cabell and Mrs. Cellino), a set of particular performance goals for the 2011 fiscal year. Certain goals overlapped among named executives; for example, each named executive had a goal tied to consolidated earnings per share. For those officers who participated in the At Risk Plan, the entire bonus is based upon performance against the stated objectives. For those officers under the EACIP, including Mr. Bauer, 75% of the target incentive was made dependent on objective performance criteria, and 25% was discretionary, with any discretionary amount for executive officers subject to Committee approval.

To determine the annual cash incentive award based on a stated performance objective, the weight assigned to each goal is multiplied by the percentage of the goal achieved to calculate a weighted percentage for each goal. Once the weighted percentage for each goal is determined, the percentages are totaled. That total weighted percentage is multiplied by the target award to arrive at the total incentive payment amount. The target award is a percentage of the named executive’s base salary for the fiscal year, and the maximum possible award is two times the target amount. The fiscal 2011 annual cash incentives of the named executive officers are shown on the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For Messrs. Smith, Tanski and Cabell and Mrs. Cellino, the amounts awarded were entirely based on the pre-established objective performance criteria. For Mr. Bauer, Mr. Smith recommended an additional discretionary amount based on his performance in overseeing preparation and control of the financial statements, communications with investors and his role as Treasurer and Principal Financial Officer of the Company. The recommendation was approved by the Committee.

The following chart identifies the goals assigned to each of the named executive officers for the 2011 fiscal year, the percentage of each goal achieved, the weight assigned to each goal, and the weighted percentage achieved for each goal. Also noted is each named executive’s total weighted percentage, target and incentive payment. Following the chart, numbered sequentially to match the appearance of the performance objective in the chart is a summary of what the objective was at the target level of performance, and where appropriate, a summary of how achievement of the objective was measured. With regard to the earnings per share goals, a two-year average was used to calculate performance levels for the consolidated earnings per share goal, regulated companies’ earnings per share goal and Seneca earnings per share goal, as a mechanism to incent individuals to consider more than a one-year earnings impact.

Annual Cash Incentive
Executive		David F. Smith			Ronald J. Tanski			David P. Bauer			Matthew D. Cabell			Anna Marie Cellino
Fiscal 2011 Goals		% Achvd	Wght	Wghtd % Achvd	% Achvd	Wght	Wghtd % Achvd	% Achvd	Wght	Wghtd % Achvd	% Achvd	Wght	Wghtd % Achvd	% Achvd	Wght	Wghtd % Achvd
1.	Consolidated EPS	200%	0.25	50.00%	200%	0.25	50.00%	200%	0.25	50.00%	200%	0.15	30.00%	200%	0.25	50.00%
2.	Regulated EPS	175%	0.25	43.75%	175%	0.25	43.75%	175%	0.25	43.75%				175%	0.25	43.75%
3.	Seneca EPS										150%	0.15	22.50%
4.	Production Volume	146%	0.20	29.20%	146%	0.15	21.90%				146%	0.20	29.20%
5.	Marcellus Shale Production	200%	0.15	30.00%							200%	0.10	20.00%
6.	Safety	131%	0.05	6.55%	131%	0.05	6.55%							131%	0.10	13.10%
7.	Environmental/Safety Compliance	200%	0.05	10.00%							200%	0.05	10.00%
8.	Investor Relations/PE Ratio	100%	0.05	5.00%	100%	0.05	5.00%	100%	0.10	10.00%
9.	Segment Growth				100%	0.15	15.00%
10.	Regulated Companies Capital Expenditures				160%	0.05	8.00%
11.	Seneca Reserve Replacement										200%	0.20	40.00%
12.	F&D Cost										148%	0.10	14.80%
13.	LOE plus G&A										190%	0.05	9.50%
14.	Investor Relations - 1 on 1 Visits							200%	0.10	20.00%
15.	SOX Internal Control Compliance							100%	0.05	5.00%
16.	HEAP - NY				100%	0.05	5.00%							100%	0.05	5.00%
17.	HEAP - PA													0%	0.05	0.00%
18.	PSC Customer Service													200%	0.10	20.00%
19.	Distribution Operational Safety													200%	0.05	10.00%
20.	Distribution Meter Reading													200%	0.10	20.00%
21.	Employee Relations													200%	0.05	10.00%
22.	CEO Discretion							146.5%	0.25	36.62%
	Total Weighted % Achieved	174.50%			155.20%			165.37%			176.00%			171.85%
	Target	$835,000			$522,000			$120,938			$384,125			$321,125
	Bonus	$1,457,075			$810,144			$200,000			$676,060			$551,853

Performance Measure		Target Performance Level
1.	Consolidated earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal

$2.50 up to but not including $2.56 diluted earnings per share, excluding period-end impairment charges

Actual Performance: 2011 EPS excluding period-end impairment charges and income from the reversal of certain project reserves =$2.71; performance level of 200%; 2-year average of performance levels =(200%+200%)/2=200%

2.	Regulated companies earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal

$0.99 up to but not including $1.04 diluted earnings per share, excluding period-end impairment charges

Actual Performance: 2011 Regulated EPS excluding period-end impairment charges and income from the reversal of certain project reserves=$1.14; performance level of 200%; 2-year average of performance levels =(200%+150%)/2=175%

3.	Seneca earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal

$1.36 up to but not including $1.41, excluding period-end impairment charges

Actual Performance: 2011 Seneca EPS excluding period-end impairment charges=$1.48; performance level of 150%; 2-year average of performance levels=(150%+150%)/2=150%

4.	Production volume	60 Billion cubic feet equivalent Actual Performance: 62.3 Bcfe; performance level of 146%
5.	Marcellus Shale Production. Measured based on average net daily shale production achieved in the last quarter of the fiscal year	80 MMcf/day Actual Performance: 110 MMcf/day; performance level of 200%
6.	Safety. Measured by the number of OSHA recordable injuries in the utility and pipeline and storage segments	5.87 OSHA recordable injuries Actual Performance: 5.69 OSHA recordable injuries; performance level of 131%.
7.	Environmental/Safety. Measured by number of Pennsylvania Department of Environmental Protection enforcements per well drilled	0.28 enforcements per wells drilled Actual Performance: 0.076; performance level of 200%
8.	Investor relations. PE ratio as compared to those Reported in Edward Jones Natural Gas Industry Summary of September 30, 2011 for Diversified Natural Gas Companies	Top one-half Actual Performance: 5th; performance level of 100%
9.	Segment growth in Pipeline and Storage

Complete two FERC 7(c) applications with precedent agreements. Put one compressor station in service with precedent agreements, execute second precedent agreement for specified project, and begin FERC filing process for specified project

Actual Performance: Completion of target performance level; performance level of 100%

Performance Measure		Target Performance Level
10.	Regulated Companies Capital Expenditures Budget.	90% of specified projects completed at or below the approved budget Actual Performance: 96% of specified projects completed at or below the approved budget; performance level of 160%
11.	Total Reserve Replacement for Seneca	Replace 200% of fiscal 2011 production Actual Performance: Replaced 428.9%; performance level of 200%
12.	Finding and development costs	$2.20 per million cubic feet equivalent Actual Performance: $2.01/Mcfe; performance level of 148%
13.	Lease operating expense plus general and administrative expense, per Mcfe.	$1.90 per million cubic feet equivalent Actual Performance: $1.81/Mcfe; performance level of 190%
14.	Investor relations. Measured by one-on-one meetings	Meetings with 70 different analysts or money managers Actual Performance: 113 meetings; performance level of 200%
15.	SOX Compliance. Measured by number of material weaknesses and significant deficiencies	No material weaknesses and no significant deficiencies that aggregate to a material weakness Actual Performance: Completion of target performance level; performance level of 100%
16.	HEAP – NY. Measured by percentage of New York allocation collected	11.15% of New York Allocation Actual Performance: 11.01%; performance level of 100%
17.	HEAP – PA. Measured by percentage of Pennsylvania allocation collected	4.75% of Pennsylvania Allocation Actual Performance: 4.00%; performance level of 0%
18.	Customer service. Measured by the utility segment’s quality performance standards in New York

0 penalty units assessed based on customer service satisfaction measures or penalty units in one category and at least 89% of calls answered within 30 seconds

Actual Performance: 0 penalty units and telephone response of 90.1%; performance level of 200%

19.	Operational Safety. Measured by the utility segment’s operational safety performance standards in New York	Complete two operational safety measures Actual Performance: Three operational safety measures completed; performance level of 200%
20.	Meter reading at the utility

Reduce the number of estimated meter reads and active meters with no Company read in New York or Pennsylvania

Actual Performance: Accomplished all performance levels in both states; performance level of 200%

21.	Employee relations. Measured by the number of Utility update presentations for employees at company work locations	20 Meetings Actual Performance: 47 Meetings; performance level of 200%

Long Term Incentive Compensation

Stock options, restricted stock, restricted stock units, stock-settled stock appreciation rights (“SARs”) and the Performance Incentive Program represent the long-term incentive and retention component of the executive compensation package. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective. In addition, the Committee wishes to encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. The Committee typically makes equity awards on an annual basis, but has not established a policy to make grants at a specific meeting, to allow flexibility to review and evaluate appropriate equity grant practices.

With respect to long-term incentive compensation, the Committee uses its business judgment to establish target awards based on the recommendations provided by its compensation consultants and the Chief Executive Officer. The Committee allocates approximately one-half of the long-term incentive opportunity to the cash-based Performance Incentive Program and one-half to equity based awards. For awards of SARs the award is determined based on the value of each such awards derived using a Black-Scholes formula. For awards of restricted stock, if any, the award is valued based on the number of restricted stock awarded times the fair market value of the Company Common Stock. The Committee follows this practice as a means of limiting the dilutive effect of equity grants, while at the same time achieving the objective of having a meaningful percentage of the compensation of the executive officers linked to the value of the Company’s stock.

Stock Appreciation Rights, Stock Options and Restricted Stock

In 2011, the Committee awarded a portion of each executive officer’s target awards in the form of SARs rather than stock options, as they are less dilutive to stockholder equity, and a portion as Restricted Stock. The Committee anticipates that it will continue utilizing SARS, and Restricted Stock, instead of options in the future. Vesting of these stock-settled SARs and Restricted Stock occurs in three annual installments. The fiscal 2011 SARs and Restricted Stock granted to the named executive officers are set out in the Grants of Plan-Based Awards in Fiscal 2011 Table within this proxy statement.

Performance Incentive Program

The Performance Incentive Program is the Company’s cash-based, long-term incentive program. This program was adopted to complement the equity based programs, under which future awards have been limited due to their dilutive nature.

The Committee has granted awards under the Performance Incentive Program based on three-year performance periods, with the performance condition being the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports (each, a “Monthly Utility Report”) of AUS, Inc., a leading industry consultant (“AUS”). The natural gas distribution and integrated natural gas companies reported in the December 2011 Monthly Utility Report are:

AGL Resources Inc.

Atmos Energy Corporation

Delta Natural Gas Company

El Paso Corporation

Energen Corporation

EQT Corporation

Gas Natural, Inc.

Laclede Group, Inc.

National Fuel Gas Company

New Jersey Resources Corp.

NICOR Inc.

Northwest Natural Gas Co.

ONEOK, Inc.

Piedmont Natural Gas Co., Inc.

Questar Corporation

RGC Resources, Inc.

South Jersey Industries, Inc.

Southern Union Company

Southwest Gas Corporation

WGL Holdings, Inc.

Williams Companies, Inc.

The Committee selected this financial metric because it reflects how profitably management is able to allocate capital to its operations and also because it provides a performance metric of relevance to all participants, regardless of the business segment(s) for which they provide services. Based on the level of performance over the applicable three-year performance period, a cash incentive payment may be made, ranging from 0% to 200% of the portion of each executive officers’ target incentives allocated to the Performance Incentive Program awards.

The target awards established for the current named executive officers for the October 1, 2010 through September 30, 2013 performance period are:

Mr. Smith	$765,000
Mr. Tanski	$430,000
Mr. Bauer	$120,000
Mr. Cabell	$300,000
Mrs. Cellino	$230,000

Payment on awards made under the Performance Incentive Program will be made at the levels specified below, if the Company achieves performance as detailed below over the applicable three-year performance period:

National Fuel Rank as a Percentile of Peer Group	Percentage of Target Incentive Payable
Less than 45.01%	0%
45.01%	50%
60%	100%
75%	150%
100%	200%

For threshold levels of performance between two established performance levels, the amount of target incentive payable will be determined by mathematical interpolation. Ranking of the companies in the Monthly Utility Reports is determined by calculating the average return on capital for each company for the three-year performance period and sorting the companies from highest to lowest.

At times, AUS does not include in its calculations gains realized on the sale of operations that are reported under Generally Accepted Accounting Principles as discontinued operations. The Committee previously determined, however, that payouts under the Program may take into account the results of the Company’s discontinued operations, if any.

Previously, the Committee had approved target incentives for the current named executive officers under this Program associated with the three-year performance period of October 1, 2008 through September 30, 2011. The performance metric for this period was the same as noted above, and the target incentives were as follows:

Mr. Smith	$648,000
Mr. Tanski	$375,000
Mr. Bauer	$30,000
Mr. Cabell	$240,000
Mrs. Cellino	$200,000

Because the Monthly Utility Report with the necessary data for fiscal 2011 will not be available until February of 2012, the actual award amounts earned for this performance period of October 1, 2008 through September 30, 2011 are currently unknown. The amounts shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation Column” as explained in footnote (2) within this proxy statement were accrued by the Company in fiscal 2011 as estimates of the amount which will be calculated and paid, in the second quarter of fiscal 2012. The estimated percentile of the Company’s total return on capital as compared with the Company’s peer group for the performance period of October 1, 2008 through September 30, 2011 would yield an incentive payment equal to 172.8% of the target award.

EMPLOYEE BENEFITS

Retirement Benefits

The Company maintains a qualified defined contribution retirement plan which includes a traditional 401(k) benefit as well as a Retirement Savings Account (“RSA”) benefit for eligible employees (i.e., those hired at various points in 2003 and thereafter, depending on employee type), a qualified defined benefit retirement plan (for those hired prior to various points in 2003), a non-qualified executive retirement plan and a non-qualified tophat plan. These plans help the Company attract and retain high caliber employees in high-level management positions, and, in the case of the non-qualified plans, restore retirement benefits lost to employees under the qualified retirement plans as a result of the effect of the Internal Revenue Code limits and the qualified plans’ limits on compensation considered and benefits provided under such qualified plans. The employee benefits for executive officers employed prior to 2003 differ from those made available to those employed during or after that year. The Company made changes to its programs that reflected a shift in competitive practices away from certain types of retirement benefits, but generally grandfathered existing employees (including executive officers) who were then in service in the benefits programs that are commensurate with those in the regulated energy industry.

Messrs. Smith and Tanski and Mrs. Cellino are eligible to participate in the qualified defined contribution retirement plan (traditional 401(k)), the qualified defined benefit retirement plan, and both of the non-qualified plans. Mr. Cabell is eligible to participate in the qualified defined contribution plan (including the RSA benefit) and the non-qualified tophat plan. Mr. Bauer is eligible to participate in the qualified defined contribution retirement plan (traditional 401(k) plan), the qualified defined benefit retirement plan and the non-qualified tophat plan. These benefits are described in more detail in the section entitled “Pension Benefits” within this proxy statement.

Executive Life Insurance

In 2004, the Committee authorized an insurance program known as the “ExecutiveLife Insurance Plan.” Under this plan, upon specific direction of the Company’s Chief Executive Officer, when an executive officer reaches age 50, the Company would pay the cost of a life insurance policy or policies, to be owned by the executive officer, in an amount up to $15,000 per year. The payment is taxable income to the executive officer and ceases when the executive officer’s employment ceases. The Committee authorized this plan as a replacement for its prior practice of providing split dollar life insurance agreements to designated executive officers. The Committee replaced the split dollar arrangement with the current plan because it was prohibited by the Sarbanes-Oxley Act from making premium payments on certain split dollar policies due to their nature as loans. Mr. Tanski, Mr. Cabell and Mrs. Cellino are covered by the ExecutiveLife Insurance Plan.

Mr. Smith is not a participant in the ExecutiveLife Insurance Plan referenced above. In September 2009, the Company entered into an agreement with Mr. Smith (the Life Insurance Premium Agreement) whereby the Company pays to Mr. Smith up to $33,000 per year to be used for life insurance. The Committee recommended the agreement because the Company has been prohibited by the Sarbanes-Oxley Act from making premium payments on split dollar arrangements, as noted above. The payment is taxable income to Mr. Smith. Pursuant to the agreement, this agreement terminates on the earliest of: (1) Mr. Smith’s death; (2) October 31, 2017; or (3) the date Mr. Smith’s employment is terminated if for cause.

CHANGE IN CONTROL ARRANGEMENTS

The Company’s named executive officers serve at the pleasure of the Board of Directors and are not employed pursuant to employment agreements. Each of the named executive officers is a party to an Employment Continuation and Noncompetition Agreement (“ECNA”) with the Company, which would become effective upon a Change in Control of the Company.

If an executive officer’s employment is terminated without cause within a specific time following a Change in Control of the Company, many of the components of total compensation described above become immediately vested or paid out in a lump sum. More detail about these items and calculations as of September 30, 2011, are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” within this proxy statement.

Upon recommendation by the Committee, in December of 1998 the Company adopted the amended and restated ECNA. In September of 2007, and again in September of 2008, the ECNA was amended and restated in order to be in compliance with Internal Revenue Code Section 409A and the final regulations promulgated thereunder. No enhancement to the benefit provided under the original agreement was added either time.

The Company and the Committee believe that these agreements are required for the attraction and retention of the executive talent needed to achieve corporate objectives and to assure that executive officers direct their attention to their duties, acting in the best interests of the stockholders, notwithstanding the potential for loss of employment in connection with a Change in Control.

The agreement contains a “double-trigger” provision that provides payment only if employment terminates within three years following a Change in Control, as defined in the agreement, either by the Company other than for cause or by the executive officer for good reason. The Committee believes this structure strikes a balance between the incentive and the executive attraction and retention efforts described above, without providing Change in Control benefits to executive officers who continue to enjoy employment with the Company in the event of a Change in Control transaction.

The payment is generally calculated by multiplying 1.99 by the sum of the executive officer’s current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and 65. There is no gross-up for taxes. If payment is triggered, certain health benefits are continued for the earlier of 18 months following termination or the date other similar coverage becomes available.

The ECNA contains a restrictive covenant whereby the executive officer may, upon termination following a Change in Control, choose to refrain from being employed by or otherwise serving as an agent, consultant, partner or major stockholder of a business engaged in activity that is competitive with that of the Company or its subsidiaries. If the executive officer so chooses to be bound by this restrictive covenant, an additional payment is made in the amount of one times the sum of current base salary plus the average of the annual short-term incentive compensation payment for the previous two fiscal years. There is no gross-up for taxes. The Committee and the Company believe this is an appropriate payment in exchange for the non-compete covenant agreed to by the executive officer.

OWNERSHIP GUIDELINES

In fiscal 2002, in an effort to emphasize the importance of stock ownership and after consultation with the Compensation Committee, Company Common Stock ownership guidelines were established for officers. These guidelines range from one times base salary for junior officers to four times base salary at the Chief Executive Officer level. Other employees receiving options and SARs are encouraged to retain their Common Stock for long-term investment. We believe that employees who are stockholders perform their jobs in a manner that considers the long-term interests of the stockholders.

TAX AND ACCOUNTING CONSIDERATIONS

In designing the Company’s compensation program, consideration is given to the accounting treatment of the awards made to our executive officers and pertinent tax law provisions. In granting stock settled SARs in lieu of options, the Company took into account that such SARs result in the same financial accounting cost as would have applied to a comparable award of options, but resulted in less dilution to stockholders. Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation paid in excess of $1 million per year to any executive officer listed in the Compensation Summary Table unless such compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). The Committee has generally designed the At Risk Plan and the short-term cash incentive compensation payable thereunder, and long-term equity awards to qualify for this performance based exception. However, the Committee may elect to award compensation that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the Company and its stockholders. The Company has also designed its compensation program with the intent that any awards granted thereunder will either be exempt from, or comply with the applicable requirements under Section 409A of the Internal Revenue Code. The Company is submitting for stockholder approval two plans to obtain the benefit of Section 162(m) of the Internal Revenue Code.

Summary Compensation Table

The following table sets forth a summary of the compensation paid to or earned by each person who served as the Chief Executive Officer, the Principal Financial Officers and each of the three other most highly compensated executive officers (the “named executive officers”) of the Company in fiscal 2011. The compensation reflected for each officer was for the officer’s services provided in all capacities to the Company and its subsidiaries.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Equity Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(5)	Total ($)
David F. Smith	2011	835,000	N/A	598,734	574,838	2,576,819	2,203,193	171,440	6,960,024
Chairman and Chief	2010	772,500	N/A	0	1,507,675	2,328,379	2,230,428	159,235	6,998,217
Executive Officer of the	2009	707,000	N/A	0	614,115	1,956,875	1,575,731	118,161	4,971,882
Company

Ronald J. Tanski	2011	652,500	N/A	399,156	383,225	1,458,144	1,727,500	104,539	4,725,064
President and Chief	2010	601,250	N/A	0	844,298	1,481,904	1,693,463	105,304	4,726,219
Operating Officer of the	2009	567,000	N/A	0	307,058	1,303,373	1,318,840	94,700	3,590,971
Company

David P. Bauer	2011	268,750	N/A	79,831	76,645	251,840	74,142	20,039	771,247
Treasurer and Principal	2010	223,413	14,330	0	48,246	172,326	67,016	15,395	540,726
Financial Officer of the
Company

Matthew D. Cabell(4)	2011	547,789	N/A	359,241	344,903	1,090,780	N/A	55,962	2,398,675
President of Seneca	2010	503,750	N/A	0	663,377	1,012,417	N/A	52,538	2,232,082
Resources	2009	468,750	N/A	1,660,925	245,646	1,128,199	N/A	47,660	3,551,180
Corporation

Anna Marie Cellino	2011	458,750	N/A	239,494	229,935	897,453	1,047,211	76,204	2,949,047
President of National Fuel	2010	430,000	N/A	0	422,149	724,834	943,312	74,398	2,594,693
Gas Distribution Corporation	2009	390,250	N/A	0	163,764	652,461	572,066	65,710	1,844,251

(1)

The stock and equity award values show the full grant date fair value of stock and SAR awards. For information on the valuation assumptions with respect to these awards, refer to Note A under the heading “Stock-Based Compensation” in the Company’s financial statements in Form 10-K for the fiscal year ended September 30, 2011.

(2)

For fiscal 2011, for Messrs. Smith, Tanski and Cabell and Mrs. Cellino, this column reflects both an estimated Performance Incentive Program payment expected to be paid by March 15, 2012 ($1,119,744 for Mr. Smith, $648,000 for Mr. Tanski, $414,720 for Mr. Cabell and $345,600 for Mrs. Cellino) and the actual At Risk Plan payment made in December 2011 ($1,457,075 for Mr. Smith, $810,144 for Mr. Tanski, $676,060 for Mr. Cabell and $551,853 for Mrs. Cellino). For Mr. Bauer, this column represents the estimated Performance Incentive Program payment expected to be paid by March 15, 2012 of $51,840 and an annual incentive payment of $200,000.

For the three-year performance period ended September 30, 2011, the Company estimates that its performance relative to its peer group will result in a payout of approximately 172.8% of the “Target Incentive Opportunity” set for each of the participants in the Performance Incentive Program. This estimate 172.8% is subject to change based on the final AUS report for the performance period ended September 30, 2011.

With respect to fiscal 2010, the estimated Performance Incentive amount that was in the fiscal 2010 proxy has been updated for actual Performance Incentive Program payments made in March 2011 ($1,010,880 for Mr. Smith, $604,800 for Mr. Tanski, $388,800 for Mr. Cabell, $172,800 for Mrs. Cellino and $46,656 for Mr. Bauer).

Please refer to the Compensation Discussion and Analysis for additional information about these programs, including information regarding the performance conditions applicable to the awards.

(3)

This column represents the actuarial increase in the present value of the named executive officer’s benefits under all pension plans maintained by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as described in Note H, “Retirement Plan and Other Post-Retirement Benefits. The amount for Mr. Bauer also includes the actuarial increase in the present value of his Retirement Plan-Related Tophat. These amounts may include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested as of September 30, 2011, 2010 and 2009, respectively. For 2009, the FASB’s authoritative guidance for pensions and other post-retirement benefits required actuarial values to be calculated using a measurement date of September 30, 2009. In prior years, the values would have been calculated using a measurement date of June 30. This change creates a difference of fifteen months from the prior measurement date of June 30, 2008. As permitted by the SEC, the Company has elected to disclose an annualized increase in the change in the value of the accumulated pension benefits in the Summary Compensation Table, thereby adjusting the 15 month period to a 12 month period. For fiscal 2011, the amount includes above market earnings under the Deferred Compensation Plan for Mrs. Cellino of $1,583. See the narrative, tables and notes to the Pension Plan and the Nonqualified Deferred Compensation Plan within this proxy statement.

(4)

With respect to fiscal 2010 and 2009, Mr. Cabell’s All Other Compensation was restated to exclude “Dividends Paid on Restricted Stock” since dividends are a component of the grant date fair value for the Stock Awards in the above table.

(5)	All Other Compensation Table *

The following table describes each component of the All Other Compensation column in the Summary Compensation Table for fiscal 2011.

Description	David F. Smith ($)	Ronald J. Tanski ($)	David P. Bauer ($)	Matthew D. Cabell ($)	Anna Marie Cellino ($)
Defined Contributions(a)	14,700	14,700	9,800	12,250	14,700
401(k) Tophat(b)	122,525	72,909	8,867	9,050	45,811
RSA Tophat(c)	0	0	0	19,555	0
Employee Stock Ownership Plan (ESOP) Supplemental Payment(d)	1,031	1,823	0	0	586
Life Insurance(e)	33,000	15,000	1,344	15,000	15,000
Travel Accident Insurance(f)	184	107	28	107	107
Total	171,440	104,539	20,039	55,962	76,204

*	The aggregate amount of perquisites or other personal benefits is less than $10,000 for each of the named officers.

a)

Represent the Company matching contributions for all named executive officers within the 401(k) and the Company contribution into the Retirement Savings Account (RSA) plan for Mr. Cabell. Each officer receives a Company match within the 401(k) plan on the lesser of a) their base salary or b) the IRS annual compensation limits. Messrs. Smith, Tanski and Mrs. Cellino receive a 6% match in the 401(k) plan. Mr. Cabell and Mr. Bauer receive a 401(k) match of 3% and 4% respectively.

In addition, Mr. Cabell is a participant in the Company’s RSA Plan and receives a 2% Company contribution on the portion of his base salary plus annual bonus that does not exceed the IRS annual compensation limits.

b)

Each officer is prohibited from receiving the full 401(k) Company match on their salary due to the IRS annual compensation limits. The 401(k) Tophat gives each officer, except Mr. Cabell, a Company match on the following forms of compensation: i.) base salary that exceeds the IRS annual compensation limit; ii.) EACIP payment; and iii.) At Risk Plan payment, as applicable. For Mr. Cabell, the 401(k) Tophat is based on his annual base salary that exceeds the IRS maximum annual compensation limits. The 401(k) Tophat represent the benefit earned in fiscal 2011.

c)	Represents the Company contributions on Mr. Cabell’s base salary plus At Risk Plan payment that exceeded the IRS annual compensation limit. The RSA Tophat represents the benefit earned in fiscal 2011.

d)

All management participants who were hired prior to December 31, 1986, participate in the ESOP which pays dividends to the participants on the Common Stock held in the plan. The participant does not have the option to reinvest these dividends in order to defer the federal and state income taxes on these dividends. Therefore, the Company makes supplemental payments representing the approximate amount the Company saves in corporate income taxes. The ESOP is a qualified benefit plan that was frozen in 1987 and closed to future participants.

e)

Represents the Company-paid life insurance premiums on behalf of Messrs. Tanski, Cabell and Mrs. Cellino, under the ExecutiveLife Insurance Plan. The Company also reimbursed Mr. Smith $33,000 under the Life Insurance Premium Agreement. For Mr. Bauer, this represents the Company paid insurance premiums under the National Fuel Gas Company Group Life Insurance Plan.

f)	Represents the premiums paid for the blanket travel insurance policy, which provides a death benefit to beneficiaries of an officer if the officer dies while traveling.

Grants of Plan-Based Awards in Fiscal 2011

The following table sets forth information with respect to awards granted to the named executive officers during fiscal 2011 under the Performance Incentive Program, the At Risk Plan, the EACIP, the 1997 Award and Option Plan and the 2010 Equity Compensation Plan. There are no future payouts under Equity Incentive Plan Awards to executive officers; therefore we removed this column from the table. Please refer to the Compensation Discussion and Analysis (“CD&A”) within this proxy statement for additional information regarding these plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other SAR Awards: Number of Securities Underlying SARs (#)(2)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of SAR/Stock Awards ($)(5)
Name	Note	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David F. Smith	(1)	12/20/10				9,375			598,734
	(2)	12/20/10					37,500	63.87	574,838
	(3)	12/20/10	0	765,000	1,530,000
	(4)	12/22/10	365,313	835,000	1,670,000

Ronald J. Tanski	(1)	12/20/10				6,250			399,156
	(2)	12/20/10					25,000	63.87	383,225
	(3)	12/20/10	0	430,000	860,000
	(4)	12/22/10	228,375	522,000	1,044,000

David P. Bauer	(1)	12/20/10				1,250			79,831
	(2)	12/20/10					5,000	63.87	76,645
	(3)	12/20/10	0	120,000	240,000
	(4)	12/22/10	52,910	120,938	241,876

Matthew D. Cabell	(1)	12/20/10				5,625			359,241
	(2)	12/20/10					22,500	63.87	344,903
	(3)	12/20/10	0	300,000	600,000
	(4)	12/22/10	108,035	384,125	768,250

Anna Marie Cellino	(1)	12/20/10				3,750			239,494
	(2)	12/20/10					15,000	63.87	229,935
	(3)	12/20/10	0	230,000	460,000
	(4)	12/22/10	140,492	321,125	642,250

(1)

The shares of restricted stock shown on this table were granted under the 1997 Award and Option Plan and vest in one-third increments on the anniversary date of the award. Please refer to the narrative disclosure under “Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding termination prior to and after the vest date of the restricted stock.

(2)

The stock appreciation rights shown on this table were granted under the 2010 Equity Compensation Plan with a ten-year term, and will vest in one-third increments on December 20, 2011, 2012 and 2013. The exercise price of the SARs is based on the average of the high and low market price of the Common Stock on the date of grant. The SARs may be exercised any time after the “vest date” and prior to the expiration date, and the holder remains employed by the Company, and subject to the Company’s Insider Trading Policy. Please refer to the narrative disclosure under “Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding termination prior to and after the vest date of the SARs.

(3)

Represents the range of possible payments under the National Fuel Gas Company Performance Incentive Program for which target awards were established in fiscal 2011 with a performance period that begins October 1, 2010 and ends on September 30, 2013.

(4)

For Messrs. Smith, Tanski and Cabell and Mrs. Cellino, this represents the annual cash incentive set in fiscal 2011 under the At Risk Plan. For Mr. Bauer, this represents the annual cash incentive under the EACIP. The amount actually paid for fiscal 2011 is set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Please refer to the CD&A for additional information about the performance conditions applicable to each payment.

(5)

The equity award values reflect the fair value of SARs and restricted stock at the date of grant. Refer to Note A under the heading “Stock-Based Compensation” in the Company’s financial statements in Form 10-K for the fiscal year ended September 30, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table sets forth, on an award-by-award basis, the number of securities underlying unexercised stock options or SARs and the total number and aggregate market value of shares of unvested restricted stock held by the named executives as of September 30, 2011. The table also provides the exercise price, which is the FMV (the average of the high and low on grant date) and date of expiration of each unexercised stock option or SAR.

	Option/SAR Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)(1)	Option/SAR Exercise Price ($)(2)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David F. Smith	03/14/02	65,000	0	24.50	03/15/2012	0	0
	03/29/05	60,000	0	28.16	03/30/2015	0	0
	05/10/06	55,000	0	35.11	05/10/2016	0	0
	12/06/06	60,000	0	39.48	12/06/2016	0	0
	02/20/08	23,333	0	47.37	02/20/2018	0	0
	12/22/08	100,000	50,000	29.88	12/22/2018	0	0
	03/11/10	41,666	83,334	52.10	03/11/2020	0	0
	12/20/10	0	0	0	N/A	9,375	456,375
	12/20/10	0	37,500	63.87	12/20/2020	0	0

Ronald J. Tanski	03/14/02	50,000	0	24.50	03/15/2012	0	0
	03/29/05	40,000	0	28.16	03/30/2015	0	0
	05/10/06	36,000	0	35.11	05/10/2016	0	0
	12/06/06	45,000	0	39.48	12/06/2016	0	0
	02/20/08	15,000	0	47.37	02/20/2018	0	0
	12/22/08	50,000	25,000	29.88	12/22/2018	0	0
	03/11/10	23,333	46,667	52.10	03/11/2020	0	0
	12/20/10	0	0	0	N/A	6,250	304,250
	12/20/10	0	25,000	63.87	12/20/2020	0	0

David P. Bauer	03/14/02	667	0	24.50	03/14/2012	0	0
	03/29/05	25,000	0	28.16	03/30/2015	0	0
	05/10/06	3,500	0	35.11	05/10/2016	0	0
	12/06/06	5,000	0	39.48	12/06/2016	0	0
	02/20/08	1,166	0	47.37	02/20/2018	0	0
	12/22/08	4,000	2,000	29.88	12/22/2018	0	0
	03/11/10	1,333	2,667	52.10	03/11/2020	0	0
	12/20/10	0	0	0	N/A	1,250	60,850
	12/20/10	0	5,000	63.87	12/20/2020	0	0

	Option/SAR Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options/SARs Exercisable (#)	Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)(1)	Option/SAR Exercise Price ($)(2)	Option/SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)

Matthew D. Cabell	12/11/06	100,000	0	39.50	12/11/2016	0	0
	12/05/07	0	0	0	N/A	25,000	1,217,000
	02/20/08	8,333	0	47.37	02/20/2018	0	0
	12/22/08	40,000	20,000	29.88	12/22/2018	0	0
	09/17/09	0	0	0	N/A	35,000	1,703,800
	03/11/10	18,333	36,667	52.10	03/11/2020	0	0
	12/20/10	0	0	0	N/A	5,625	273,825
	12/20/10	0	22,500	63.87	12/20/2020	0	0

Anna Marie Cellino	03/14/02	30,094	0	24.50	03/15/2012	0	0
	03/29/05	30,000	0	28.16	03/30/2015	0	0
	05/10/06	12,000	0	35.11	05/10/2016	0	0
	12/06/06	15,000	0	39.48	12/06/2016	0	0
	02/20/08	4,166	0	47.37	02/20/2018	0	0
	12/22/08	26,666	13,334	29.88	12/22/2018	0	0
	03/11/10	11,666	23,334	52.10	03/11/2020	0	0
	12/20/10	0	0	0	N/A	3,750	182,550
	12/20/10	0	15,000	63.87	12/20/2020	0	0

(1)	Options vest one year after grant date except for the following awards:

Options granted on March 14, 2002 vested over a period of 3 years with one-third on March 14, 2003, one-third on March 14, 2004 and the balance on March 13, 2005.

Options granted on March 29, 2005 vested on June 29, 2005.

Options granted on December 11, 2006 vested on December 11, 2009.

SARs granted on February 20, 2008 had a vesting schedule over a period of 3 years subject to performance conditions. One third vested on February 20, 2009, which are reflected in the above table. The balance of the SARs were scheduled to vest on February 20, 2010 and February 20, 2011 but did not fulfill the applicable performance condition and thus were forfeited and not included above.

SARs granted on December 22, 2008 vest over a period of 3 years in one-third increments at each anniversary date of the awards and the SARs granted on March 11, 2010 vest in one-third increments on the dates the Company’s Form 10-K is filed for fiscal 2010, 2011 and 2012. Both grants are subject to fulfillment of performance conditions.

SARs granted on December 20, 2010 vest over a period of 3 years in one-third increments at each anniversary date of the awards.

(2)	Awards were issued at an exercise price equal to the FMV.

(3)

The stock awards issued to Mr. Cabell are comprised of an award of 25,000 shares of restricted stock on December 5, 2007 that will vest in one-fifth increments on December 5, 2011, 2012, 2013, 2014 and 2015, and an award of 35,000 shares of restricted stock on September 17, 2009 that will vest on March 20, 2018, subject to Mr. Cabell’s continued employment.

The restricted stock awarded on December 20, 2010 vests over a period of 3 years in one-third increments at each anniversary date of the awards. The market value represents the total number of unvested restricted stock shares multiplied by the closing market price ($48.68) of the Common Stock as of September 30, 2011.

Please refer to the “Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding termination prior to and after the vesting date of the awards.

Option Exercises and Stock Vested in Fiscal 2011

The following table sets forth, as to each named executive officer, information with respect to stock option exercises. There was no vesting of restricted stock during fiscal 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David F. Smith	35,000	1,484,461	0	0
Ronald J. Tanski	25,000	915,900	0	0
David P. Bauer	0	0	0	0
Matthew D. Cabell	0	0	0	0
Anna Marie Cellino	40,824	1,799,150	0	0

(1)	Represents the aggregate difference between the exercise price and the FMV of the common stock on the date of exercise.

Pension Benefits

The following table sets forth information with respect to the pension benefits as of September 30, 2011 of each of the named executive officers. The Company offers a qualified pension plan and a supplemental benefit plan in which certain of the named executive officers participate, except as noted below.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
David F. Smith	Executive Retirement Plan	33	8,359,218	0
	National Fuel Gas Company	32	1,609,667	0
	Retirement Plan

Ronald J. Tanski	Executive Retirement Plan	32	6,042,533	0
	National Fuel Gas Company	31	1,537,142	0
	Retirement Plan

David P. Bauer	Executive Retirement Plan	N/A	N/A	N/A
(not a participant in the ERP)	National Fuel Gas Company	9	199,985	0
	Retirement Plan
	Retirement Plan-Related Tophat	9	42,952	0

Matthew D. Cabell	Executive Retirement Plan	N/A	N/A	N/A
(not a participant)	National Fuel Gas Company	N/A	N/A	N/A
	Retirement Plan

Anna Marie Cellino	Executive Retirement Plan	30	2,658,744	0
	National Fuel Gas Company	29	1,404,475	0
	Retirement Plan

(1)

The years of credited service and present value of accumulated benefits were determined by Mercer, the plan actuary using the same assumptions used for accounting and disclosure purposes. Please refer to Note H, Retirement Plan and Other Post-retirement Benefits, to the Company’s financial statements for a discussion of these assumptions.

Retirement Plan

The National Fuel Gas Company Retirement Plan (the “Retirement Plan”) is a tax-qualified defined benefit plan. The Retirement Plan provides unreduced retirement benefits at termination of employment at or after age 65, or, for participation with at least ten years of service, at or after age 60. Participants may retire with no reduction in their accrued benefit on or after the date on which the sum of their age plus years of service equals ninety. For the Retirement Plan, credited service is the period that an employee is a participant in the plan and receives pay from the Company or one of its participating subsidiaries. Credited service does not include the first year of employment and is measured in years, with a maximum of 40 years of credited service. The Retirement Plan does not permit the granting of extra years of credited service to the participants. Messrs. Smith and Tanski are currently eligible for an unreduced benefit.

A reduced retirement benefit is available upon attainment of age 55 and completion of ten years of service. For retirement between ages 55 and 60, the benefit is reduced by 5% for each year retirement precedes age 60 (for example, a participant who retires at age 59 would receive a retirement benefit equal to 95% of the unreduced benefit). Mrs. Cellino is eligible for an early retirement benefit equal to approximately 90% of the unreduced benefit.

The base benefit under the Retirement Plan is a life annuity that is calculated as the product of (a), (b) and (c), where (a) is final average pay, (b) is years of credited service, and (c) is 1.5%. Final average pay is the average of the participant’s total pay during the five consecutive years of highest pay from the last ten years of participation. Total pay includes base salary, certain lump sum payments, and annual At Risk Plan and EACIP payments. Total pay does not include reimbursements or other expense allowances, imputed income, deferrals under the National Fuel Gas Company Deferred Compensation Plan (the “DCP”), fringe benefits, or Performance Incentive Program awards or equity awards. The benefit under the Retirement Plan is limited by maximum benefits and compensation limits under the Internal Revenue Code. Mr. Bauer is a participant in the Retirement Plan but is not eligible for either an unreduced or reduced retirement benefit. Mr. Cabell is not a participant in the Retirement Plan.

A participant may elect to receive distribution of the Retirement Plan benefits in other annuity forms, including joint and survivor, term-certain, and Social Security adjusted annuities. All are calculated on an actuarially equivalent basis using a 6% interest rate and unisex mortality factors developed from 1971 Group Annuity Mortality Table rates.

Executive Retirement Plan

The National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”) is a non-tax-qualified defined benefit plan. The Chief Executive Officer of the Company designates all participants of the ERP.

The ERP provides a two-part benefit: a Tophat Benefit and a Supplemental Benefit. The Tophat Benefit makes an ERP participant whole for any reduction in the regular pension he or she receives under the Retirement Plan resulting from Internal Revenue Code limitations and/or participation in the Company’s Deferred Compensation Plan. The Supplemental Benefit provides an additional retirement benefit to the Retirement Plan.

The Tophat Benefit vests in the same manner and subject to the same service requirements that apply to the Retirement Plan. The Supplemental Benefit vests at age 55 and completion of five years of credited service. An ERP participant who vests in the Tophat Benefit, but does not vest in the Supplemental Benefit, receives only a Tophat Benefit. A participant who is vested in both the Tophat Benefit and the Supplemental Benefit and who terminates service with the Company before age 65 receives the Tophat Benefit and a portion of the Supplemental Benefit that is based upon the participant’s age and years of credited service. For the Executive Retirement Plan, credited service is the number of years the participant has been employed by the Company or one of its participating subsidiaries, not to exceed forty years.

The Tophat Benefit is stated as a life annuity that is calculated as the difference between (a) and (b), where (a) is the benefit the ERP participant would have received under the Retirement Plan but for the limitations imposed by the Internal Revenue Code and adjusted as if deferrals under the deferred compensation plan were not excluded from the definition of final average pay; and (b) is the base benefit the participant receives under the Retirement Plan.

Assuming retirement at age 65, the Supplemental Benefit is stated as a life annuity that is calculated using the following formula:

(a) 1.97% of final average pay for each year of service not in excess of 30 years; plus

(b) 1.32% of final average pay for each of the next 10 years of service that are in excess of 30 (but not to exceed 10); minus

(c) 1.25% of an assumed Social Security benefit (calculated as if the participant had no future wages) for each year of service not in excess of 40 years; minus

(d) the participant’s base benefit under the Retirement Plan; minus

(e) the participant’s Tophat Benefit.

Final average pay under the ERP is the same as under the Retirement Plan, except that deferrals to DCP are not excluded and the Internal Revenue Code limitations are not considered.

If a participant retires before age 65, the amounts determined in (a) and (b) above are multiplied by an early retirement percentage from the table that follows:

Retirement Age	Early Retirement Percentage
65	100
64	94
63	88
62	82
61	70
60	58
59	46
58	34
57	22
56	10
55 and 2 months	0

The early retirement percentages set forth above are increased by 1.5% for each year of service in excess of 30 years (provided the total early retirement percentage does not exceed 100%).

The normal form of benefit under the ERP is a four-year period certain annuity that is actuarially equivalent to the lump-sum present value (calculated using the most recently published mortality table that is generally accepted by American actuaries and reasonably applicable to the ERP, and a 6 percent discount rate) of the sum of the participant’s Tophat Benefit and Supplemental Benefit (if the participant is vested therein). Other available forms of payment include single life, ten-year period certain and life, and joint and survivor annuities.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Deferred Compensation Plan (the “DCP”) is a non-qualified deferred compensation plan, which was instituted for certain high-level management employees of the Company and certain subsidiaries. The DCP is not an active plan and has been closed with no deferrals since July 31, 2002. The purpose of the DCP was to provide retirement/savings financial planning opportunities, which were not available to the officers in the qualified retirement plans due to Internal Revenue Code limitations. All account balances are subject to the general creditors of the Company.

DCP participants were able to defer receipt of portions of their salaries and bonuses, to be paid to them following retirement, termination of employment, death or earlier in certain circumstances. The participants were eligible to elect a “Savings” and/or a “Retirement” account. The participant signed a contract selecting the amount to be deferred for the upcoming deferral period, the type of account (Savings and/or Retirement), annuity term (5, 10 or 15 years) if a Retirement account and up to three dates with percentages and/or dollar amounts if a Savings account. The annuity for the Retirement account is determined by setting the interest rate on all outstanding balances at 135% of the average of the Moody’s Index in effect for the 60-month period that ends with the month preceding the month of retirement.

Beginning with deferrals after May 1, 1994, the participants could select a Savings and/or a Retirement account. The two investment choices were the Moody’s Composite Average of Yields on Corporate Bonds (Moody’s Index) in effect for the month of May prior to the plan year beginning August 1 and a return equal to the total return of the Standard and Poor’s 500 stock index minus 1.2% per annum (“S&P 500 Minus 1.2% Election”). The participant could select either the Moody’s Index or the S&P 500 Minus 1.2% Election, but not both within the same account. In addition, participants with deferrals after May 1, 1994 could elect to defer their Savings and Retirement account balance past their retirement date, but not past age 70.

The DCP deferral contract indicates the participant’s investment selection and future payouts or retirement choices regarding the term of the annuity (5, 10 or 15 years). A participant who selected the S&P 500 Minus 1.2% Election for his Retirement account may, after he reaches age 55, switch once to the Moody’s Index. For a participant who retires and elected to invest in the S&P 500 Minus 1.2% Election, the investment’s return will assume the Moody’s Index six months prior to his retirement date in order to determine the final benefit.

The Company also maintains a non-qualified tophat plan that provides restoration of benefits lost under the Retirement Plan (see Pension Benefits) and/or the Tax-Deferred Savings Plan due to the effect of the Internal Revenue Code limits. See notes b) and c) under the All Other Compensation Table. The Company pays the 401(k) Tophat and the RSA Tophat benefit no later than March 15 of the calendar year following the year in which the Tophat benefit was earned.

See “Potential Payments Upon Termination or Change in Control” section within this proxy statement for additional information regarding the effect of termination of employment on the DCP.

The following table reflects the earnings, distributions and total balance of the DCP and Tophat Plan:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
David F. Smith	0	122,525	98	111,400	284,144
Ronald J. Tanski	0	72,909	0	74,551	67,134
David P. Bauer	0	8,867	0	5,683	8,817
Matthew D. Cabell	0	28,605	0	25,868	25,042
Anna Marie Cellino	0	45,811	11,081	44,622	330,611

(1)	Refer to notes b) and c) to the All Other Compensation Table.

(2)	This represents the net earnings during the fiscal year for the DCP. For Mrs. Cellino, earnings include $1,583 of above market earnings associated with the Moody’s Index.

(3)	This represents the annual tophat payment for the calendar year ended December 31, 2010, which was paid in January, 2011.

(4)	This represents the ending DCP balance, if any, plus the tophat accruals for the period January 1, 2011 through September 30, 2011.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2011 (the last business day of the Company’s fiscal year), assuming the named executive officer’s compensation and service levels as of that date and, if applicable, based on the FMV of the Common Stock on that date. On September 30, 2011 the FMV was $49.67 per share (the average of the high and low stock price). These benefits are in addition to benefits available generally to most salaried employees. Due to the number of factors that affect the nature and amount of any benefit provided upon the events discussed below, any actual amounts paid or distributed in the future may be different from the amounts contained in the following tables. Factors that could affect these amounts include the timing during the year of any such event, the market value of the Common Stock and the named executive officer’s age.

National Fuel Gas Company Performance Incentive Program

Under this Program, if a named executive officer’s employment terminates during the performance period due to a Change in Control or for any reason other than Cause, the performance period will be truncated, and the Compensation Committee will determine each named executive officer’s payment based on achievement of the performance conditions. The payment will be pro-rated based on the truncated time period. Any payment to the named executive officer will also be subject to any conditions as determined by the Chief Executive Officer.

“Change of Control” under the Performance Incentive Program generally means: (a) notice of a Schedule 13D filing with the SEC disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company; (b) a tender or exchange offer to acquire, directly or indirectly, twenty (20) percent or more of the outstanding stock of the Company; (c) consolidation or merger of the Company in which the Company is not the surviving corporation, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before; (d) consolidation or merger in which the Company is the surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation; (e) sale or other transfer of all or substantially all the assets of the Company; or (f) a change in the majority of the members of the Board of Directors of the Company within a 24-month period unless the election or nomination for election by the Company’s stockholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

Regardless of whether the performance period has been completed and the named executive officer would have been entitled to a cash payment, if a named executive officer’s employment is terminated for Cause at any time prior to payment under this program, the named executive officer is no longer entitled to the payment. “Cause” under the Performance Incentive Program generally means: (a) the executive’s failure to comply with a reasonable and lawful written directive of the Board of Directors or the Chief Executive Officer; (b) the executive’s failure to perform the substantial responsibilities of the executive’s position; (c) any act of dishonesty, gross negligence, or misconduct by the executive; (d) the executive’s conviction of or entering a plea of guilty to a crime constituting a felony or the executive’s willful violation of any law, rule or regulation; or (e) the executive’s engagement in any business which is competitive with that of the Company.

The following table represents the estimated performance incentive that would have been payable upon termination for all forms of termination except for “Cause.”

Name	*Payment ($)	Name	*Payment ($)
David F. Smith	2,366,784	Matthew D. Cabell	933,120
Ronald J. Tanski	1,356,480	Anna Marie Cellino	737,280
David P. Bauer	167,040

*

The above payments represents the sum of three separate three-year performance periods which end on September 30, 2011, 2012 and 2013, respectively, and shall be paid in a lump sum cash amount not later than 2 1/2 months after the end of the calendar year in which the relevant performance period ends (pro-rated to reflect the portion of the performance period during which the executive was employed).

National Fuel Gas Company 1997 Award and Option Plan

Under this plan, if a named executive officer engages in any business or activity competitive with that of the Company, without the Company’s written consent, or the named executive officer performs any act that is against the best interests of the Company, all unexercised, unearned or unpaid awards are forfeited.

As a general rule, if the named executive officer’s employment with the Company terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned or unpaid awards are forfeited, unless otherwise stated below or in an award notice to the named executive officer. The Compensation Committee has the authority to determine what events constitute disability, retirement, or termination for an approved reason.

Incentive Stock Options — Except as otherwise provided in an award letter, if the named executive officer’s employment with the Company terminates, any incentive stock option that has not expired will terminate, and the named executive officer will no longer be entitled to purchase shares of the Company’s Common Stock pursuant to such incentive stock option, except that:

i.) Upon termination of employment (other than by death), the named executive officer may, within three months after the date of termination of employment, purchase all or part of the shares of the Common Stock which the named executive officer was entitled to purchase under the incentive stock option on the date of termination of employment. However, if termination of employment occurs by reason of death, disability or retirement at age 65 or later, then the Company must offer to extend the term of those incentive stock options to the lesser of five years or the original term;

ii.) Upon the death of the named executive officer while employed with the Company or within three months after the date of termination of employment, the executive officer’s estate or beneficiary may, within one year after the date of the named executive officer’s death, purchase all or part of any shares of Common Stock which the named executive officer was entitled to purchase under such incentive stock option on the date of death.

Non-Qualified Stock Options and Stock Appreciation Rights (SARs) — Except as otherwise provided in an award letter, any non-qualified stock option (and any SAR) that has not expired will terminate upon the termination of the named executive officer’s employment with the Company, and no shares of Common Stock may be purchased pursuant to the non-qualified stock option, except that:

i.) Upon termination of employment for any reason other than death, discharge by the Company for cause, or voluntary resignation of the named executive officer prior to age 60, a named executive officer may, within five years after the date of termination of employment, or any such greater period of time that the Compensation Committee deems appropriate, exercise all or part of the non-qualified stock options, which the named executive officer was entitled to exercise on the date of termination of employment or subsequently becomes eligible to exercise as follows: (a) six months after the date of grant, if the named executive officer has voluntarily resigned on or after his 60th birthday, after the date of grant, and before such six months; or (b) on the date of the named executive officer’s voluntary resignation on or after his 60th birthday and at least six months after the date of grant;

ii.) Upon the death of a named executive officer while employed with the Company or within the period stated in the preceding paragraph i), the named executive officer’s estate or beneficiary may, within five years after the date of the named executive officer’s death while employed, or within the period stated in paragraph i.) above, exercise all or part of the non-qualified stock options, which the named executive officer was entitled to exercise on the date of death.

In neither case, however, would any non-qualified stock option remain exercisable after expiration of the exercise period set forth in the award letter.

As specified in Mr. Cabell’s non-qualified stock options award letter for options awarded to him on December 11, 2006, upon a voluntary termination of employment or an involuntary termination for Just Cause (as defined in that award letter), all non-qualified stock options are forfeited. Upon an involuntary termination due to death or for other than Just Cause, all non-qualified stock options will become exercisable and will remain exercisable for three years.

Unvested SARs — The following table represents the estimated value of unvested SARs issued to the named executive officers on December 22, 2008 under this plan, upon termination at September 30, 2011 due to death or voluntary resignation at or after age 60. No benefit for unvested SARs would have been payable at September 30, 2011 under the plan in the event of termination for other reasons. The amounts below are based on the number of SARs that would have vested on September 30, 2011 multiplied by the difference between the FMV on September 30, 2011 of $49.67, and the exercise price of $29.88.

Name	Value of Awards that would Vest ($)*	Name	Value of Awards that would Vest ($)*
David F. Smith	989,750	Matthew D. Cabell	395,900
Ronald J. Tanski	494,875	Anna Marie Cellino	263,947
David P. Bauer	39,590

*

If termination had been due to a change in control or change in ownership and the named executive officer is terminated without Cause or the named executive officer terminates for Good Reason as defined below, the above amounts would be payable as a lump sum cash payment upon termination.

Restricted Stock

Mr. Cabell was awarded 25,000 shares of restricted stock on December 5, 2007. There are vesting restrictions applicable to this stock. Restrictions on 20% of the stock lapsed on December 5, 2011, and will lapse on an additional 20% of such stock on each subsequent December 5. All vesting restrictions will lapse on December 5, 2015. Mr. Cabell will forfeit his right to this restricted stock if his employment with the Company terminates for any reason other than death prior to the expiration of the vesting restrictions. In the event of his death, the restrictions will lapse. The estimated value of the 25,000 shares of restricted stock upon death on September 30, 2011 would have been $1,241,875 based on the FMV at September 30, 2011 multiplied by the 25,000 shares.

Mr. Cabell was also awarded 35,000 shares of restricted stock on September 17, 2009 which vesting restrictions lapse on March 20, 2018. Mr. Cabell will forfeit his rights to this restricted stock if his employment with the Company terminates for any reason other than death or disability prior to the expiration of the vesting restrictions. In the event of death or disability, all restrictions will lapse. The estimated value of the 35,000 shares of restricted stock upon death or disability on September 30, 2011 would have been $1,738,625 based on the FMV at September 30, 2011 multiplied by the 35,000 shares.

If Mr. Cabell had been terminated on September 30, 2011 due to a change in control or a change in ownership as described below, all restrictions on his unvested restricted stock would have lapsed and the estimated values as noted above would have been payable as a lump sum cash payment.

On December 20, 2010, each of the named executive officers was awarded restricted stock. If termination is for Cause or voluntary resignation at any age including Retirement, all unvested restricted stock will be forfeited. If termination is due to death or disability, all unvested restricted stock will vest immediately.

The following table represents the estimated value of the unvested restricted stock issued on December 20, 2010 upon termination due to death or disability:

Name	Value of Awards that would Vest ($)*	Name	Value of Awards that would Vest ($)*
David F. Smith	465,703	Matthew D. Cabell	279,422
Ronald J. Tanski	310,469	Anna Marie Cellino	186,281
David P. Bauer	62,094

*

If termination had been due to a change in control or change in ownership and the named executive officer is terminated without Cause or the named executive officer terminates for Good Reason as defined below, the above amounts would be payable as a lump sum cash payment upon termination.

Change in control and change in ownership — If there is a Change in Ownership or a named executive officer’s employment terminates within three years following a Change in Control, unless the termination is due to death, disability, Cause, resignation by the named executive officer other than for Good Reason, or retirement, then all terms and conditions would lapse, and all unvested awards become vested. In addition, any outstanding awards are cashed out based on the FMV as of either the date the Change in Ownership occurs or the date of termination following a Change in Control. In addition, the noncompetition provision mentioned above would become null and void.

The following table represents the estimated values of already vested SARs/options issued and outstanding to the named executive officers under this plan as of September 30, 2011, payable as a lump sum cash payment upon termination due to a Change in Control and the named executive officer were terminated without Cause or the executive officer terminates for Good Reason.

Name	Payment Due on Already Vested SARs/Options ($)	Name	Payment Due on Already Vested SARs/Options ($)
David F. Smith	6,374,533	Matthew D. Cabell	1,828,508
Ronald J. Tanski	4,127,645	Anna Marie Cellino	2,268,663
David P. Bauer	738,658

For purposes of this section, “Change in Control” has a meaning similar to the definition of Change of Control set out in the “Performance Incentive Program” section. The major difference is that the 1997 Award and Option Plan provides that a Change in Control shall be deemed to have occurred at such time as individuals who constitute the Board of Directors of the Company on January 1, 1997 (the “Incumbent Board”) have ceased to constitute at least a majority, provided that any person becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be considered as though such person was a member of the Incumbent Board.

“Change in Ownership” means a change which results directly or indirectly in the Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

“Good Reason” means a good faith determination made by a named executive officer that the Company has materially reduced the responsibilities, prestige or scope of the named executive officer’s position. Examples include the assignment to the named executive officer of duties inconsistent with the named executive officer’s position, assignment of the executive to another place of employment more than 30 miles from the named executive officer’s current place of employment, or reduction in the named executive officer’s total compensation or benefits. The named executive officer must specify the event relied upon for his or her determination by written notice to the Board of Directors within six months after the occurrence of the event.

National Fuel Gas Company 2010 Equity Compensation Plan

Under this plan, which was approved by the stockholders at the 2010 Annual Meeting of Stockholders, the only awards that have been issued through September 30, 2011 to named executive officers are SARs, some of which contain specified performance goals as conditions to vesting. At September 30, 2011 the Grant Price of each of these stock appreciation rights was higher than their FMV (i.e. all of these awards were at that time “under water”).

SARs — Except as otherwise provided in an award notice (and no exception was included in any of the outstanding award notices to named executive officers):

i.) upon termination of employment due to death, disability or retirement, any vested or unvested SAR that has not expired will become immediately and fully exercisable and shall remain exercisable until the earlier of five years after termination or the original term, after which the award expires;

ii.) upon termination of employment due to the divestiture by the Company of one or more subsidiaries or other business segments, divisions or operations that do not amount to a Change in Control, any vested or unvested SAR that has not expired will become immediately and fully exercisable and shall remain exercisable until the earlier of three years after termination or the original term, after which the award expires;

iii.) upon termination of employment due to a reduction in force, any unvested SAR shall be immediately forfeited and cancelled, and any vested SAR that has not expired shall remain exercisable until the earlier of one year after termination or the original term, after which the award expires;

iv.) upon termination of employment for Cause, any vested or unvested SAR shall be immediately forfeited and cancelled;

v.) upon termination of employment for any other reason (such as a voluntary resignation not amounting to a retirement), any unvested SAR shall be immediately forfeited and cancelled, and any vested SAR that has not expired shall remain exercisable until the earlier of ninety days after termination or the original term, after which the award expires.

Change in Control — If there is a Change in Control, each vested and unvested SAR then outstanding shall become exercisable regardless of the exercise schedule otherwise applicable, and the Compensation Committee may either:

i.) at the time of the Change in Control, provide that each SAR shall be cancelled in exchange for a cash payment equal to the excess of FMV over the Grant Price of that SAR; or

ii.) reasonably determine in good faith, prior to the Change in Control, that each SAR shall be honored or assumed, or new rights substituted (an Alternate Award) by the named executive officer’s employer, provided that any Alternative Award must:

a) be based on stock traded on an established U.S. securities market;

b) provide the named executive officer with substantially equivalent rights, entitlements and economic value as the SARs did; and

c) provide that, if the named executive officer’s employment is involuntarily terminated (other than for Cause) or is Constructively Terminated, in either case within 24 months after the Change in Control, then all of the named executive officer’s awards shall vest and be paid in cash or immediately transferable, publicly-traded securities in an amount equal to the excess of the FMV on the date of termination over the Grant Price or exercise price of the Alternative Award.

The awards made under this plan to the named Executive Officers in fiscal 2010 and fiscal 2011 were awards of SARs issued on March 11, 2010 at a grant price of $52.10 and on December 20, 2010 at a grant price of $63.87. Both of these grant prices were higher than the FMV at September 30, 2011. Therefore, using the same methodology as used above for the values of the options/SARs under the 1997 Plan, no amounts were due for these “under water” awards.

Like the 1997 Plan, this plan also provides that, if a named executive officer engages in any business or activity competitive with that of the Company, without the Company’s written consent, or the named executive officer performs any act that is against the best interests of the Company, all unexercised, unearned or unpaid awards are forfeited.

For purposes of this section, “Change in Control” has a meaning similar to the definition of Change of Control set out in the “Performance Incentive Program” section. The major difference is that the 2010 Equity Compensation Plan provides that a Change in Control shall be deemed to have occurred at such time as individuals who constitute the Board of Directors of the Company at the beginning of the twelve-month period ended on the date of determination (the “Incumbent Board”) have ceased to constitute at least a majority, provided that any person becoming a director subsequent to that date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, shall be considered as though such person was a member of the Incumbent Board.

National Fuel Gas Company Tophat Plan

Under the Company’s Tophat Plan, the Company restores to the named executive officers benefits that may be lost under the Company’s qualified retirement benefit plans (Retirement Plan, the traditional 401(k) and RSA) due to the Internal Revenue Code or qualified plan limits. If a named executive officer retires or his or her employment is terminated, the named executive officer (or his or her beneficiary in the event of his death) will receive a lump sum payment equal to the value of his or her 401(k) Tophat benefit and/or RSA Tophat benefit that would have been payable upon termination.

The following table represents the amount payable for the 401(k) and RSA Tophat benefit if termination is due to retirement, death, disability, involuntary termination, for a Change in Control and the Company terminates without Cause or named executive terminates for Good Reason.

Name	Payment ($)	Name	Payment ($)
David F. Smith	114,350	Matthew D. Cabell	25,042
Ronald J. Tanski	67,134	Anna Marie Cellino	42,886
David P. Bauer	8,817

The value of the Tophat benefit for all other forms of termination for Messrs. Smith, Tanski, Bauer and Cabell and Mrs. Cellino are $26,925, $18,525, $817, $11,521 and $9,775 respectively.

National Fuel Gas Company 2007 Annual at Risk Compensation Incentive Plan

In the event of the disability, retirement or termination for an approved reason of a named executive officer during a performance period, the named executive officer’s participation will be deemed to continue to the end of the performance period, and the named executive officer will be paid a percentage of the amount earned, based upon the extent, if any, to which the respective performance criteria are attained, proportionate to the named executive officer’s period of active service during the performance period.

If a named executive officer dies during a performance period, the named executive officer’s beneficiary will be paid an amount proportionate to the period of active service during the performance period, based upon the maximum amount, which the named executive officer could have earned under the At Risk Plan.

In the event of a Change in Ownership (which has the same definition as provided in the 1997 Award and Option Plan, discussed above) or a named executive officer’s employment terminates within three years following a Change in Control, unless the termination is due to death, disability entitling the named executive officer to benefits under the Company’s long-term disability plan, Cause, resignation by the named executive officer other than for Good Reason (which has the same definition as provided in the 1997 Award and Option Plan, discussed above), or retirement entitling the named executive officer to benefits under the Company’s retirement plan, the named executive officer will be entitled to a single lump sum cash payment equal to a prorated portion of the At Risk Award previously established for the performance period which has commenced but has not yet ended, and 100% of the At Risk Award previously earned by, but not yet paid, to the named executive officer during each performance period that has ended.

“Change in Control” under the At Risk Plan has the same meaning as provided in the 1997 Award and Option Plan, discussed above, except with respect to an incumbent board. The At Risk Plan provides that a Change in Control occurs if individuals who constitute the Board on January 1, 2007 (the “Incumbent Board”) cease to constitute at least a majority, provided that any person becoming a director subsequent to January 1, 2007 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board will be considered as though he or she was a member of the Incumbent Board.

“Cause” means the executive’s willful and continued failure to substantially perform his duties after written warnings specifically identifying his lack of substantial performance or the willful engaging in illegal conduct which is materially and demonstrably injurious to the Company or its subsidiaries.

If, in the opinion of the Compensation Committee, the named executive officer, without the written consent of the Company, engages in any business or activity that is competitive with that of the Company, or the named executive officer performs any act which in the opinion of the Committee is against the best interests of the Company, the named executive officer must forfeit all unearned and/or unpaid At Risk Awards.

If a named executive officer’s employment with the Company or a subsidiary terminates for a reason other than death, disability, retirement, or an approved reason, all unearned or unpaid At Risk Awards will be canceled or forfeited, unless stated above or in an award notice to the named executive officer. The Compensation Committee has the authority to determine what events constitute disability, retirement, or termination for an approved reason.

The following table represents the benefit that would have been payable for all forms of termination except for termination for Cause or resignation other than for Good Reason.

Name	Payment ($)	Name	Payment ($)
David F. Smith	1,457,075	Matthew D. Cabell	676,060
Ronald J. Tanski	810,144	Anna Marie Cellino	551,853

National Fuel Gas Company Executive Annual Cash Incentive Program (“EACIP”)

Participants in the Company’s EACIP for fiscal 2011 include executive officers other than those who participate in the Company’s At Risk Plan. Payment in full of any amount payable to the participant requires service by the participant for the entire performance period.

In the event of a Change in Control of the Company, all performance periods then in progress will be deemed to have ended as of the end of the most recently completed fiscal quarter, or as of the date of the

Change in Control if that date coincides with the end of a quarter. The amount payable will be based on achievement of the performance conditions through the end of the truncated performance period, but annualized for the then-current fiscal year, and pro-rated based upon the duration of the truncated performance period. “Change in Control” under the EACIP has the same meaning as provided in the Performance Incentive Program, discussed above.

A participant will forfeit any right to receive payment if: i.) his or her employment is terminated for cause, or ii.) his or her employment is terminated for any other reason and fewer than six months of the performance period have passed. “Cause” has the same definition as provided in the Performance Incentive Program, discussed above.

If a participant’s employment is terminated for any reason other than cause and six or more months of the performance period have passed, the amount payable to the participant will be based upon the amount that would have been payable absent termination, pro-rated for the amount of time worked during the performance period. The payment due on September 30, 2011 for Mr. Bauer would have been $200,000.

Deferred Compensation Plan (the “DCP”)

In the event of a termination for any reason, other than disability or retirement, prior to a Change in Control, the named executive officer is entitled to receive his or her retirement account balance in the form of a lump sum payment. Note, the term “Change in Control” under the DCP has a similar definition as provided in the Performance Incentive Program, discussed above.

If the named executive officer’s employment terminates for any reason, other than death or retirement, after a Change in Control or the named executive officer dies at any time during his or her employment with the Company, the named executive officer (or his or her beneficiary) will receive in the form of a lump sum payment any undistributed savings and retirement account balance.

In the case of retirement, including disability retirement, at any time, the named executive officers below are entitled to a monthly payment (a 15-year annuity, unless the named executive officer elected to receive a 5- or 10-year annuity) beginning the first of the month following retirement based on their retirement account balance. If the named executive officer dies before the commencement of the retirement annuity, the entire DCP balance will be paid in full as a lump sum payment to the named executive officer’s beneficiary. If the named executive officer dies after commencement of the annuity, the annuity will continue to be paid to the named executive officer’s beneficiary for the remainder of its original term.

The following table represents the estimated total benefit payable as a lump-sum payment for all types of termination except for retirement or disability.

Name	Payment ($)	Name	Payment ($)
David F. Smith	169,794	Matthew D. Cabell	N/A
Ronald J. Tanski	N/A	Anna Marie Cellino	286,142
David P. Bauer	N/A

If termination is due to retirement or disability, the final account balances are calculated with a plan-mandated switch to the Moody’s index rate six months prior to retirement or disability for those participants who elected a return based on the S&P 500 Minus 1.2% Election. For those participants, DCP retirement and disability benefits will be different than DCP benefits provided upon death or voluntary termination other than retirement. Upon retirement or disability, Mr. Smith would have received a projected ten-year annuity of $2,248 per month with a present value of $203,407. Mrs. Cellino would have received a projected ten-year annuity of $3,579 per month with a present value of $307,340.

Employment Continuation and Noncompetition Agreement

If there is a Change in Control, and the executive remains employed thereafter, the executive’s annual salary and employee benefits are preserved for at least three years at the levels then in effect for the named executive officers. The Agreement also provides the benefits described below.

Severance Benefit

In the event of termination of a named executive officer within three years of a Change in Control without Cause or by the named executive officer for Good Reason, the named executive officer is entitled to a single lump sum cash payment equal to 1.99 times the sum of the named executive officer’s annual base salary and the average of the annual cash bonus for the previous two fiscal years. The named executive officers are also entitled to their base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement with the named executive officer.

“Cause” means the named executive’s gross misconduct, fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or its subsidiaries as determined in good faith by a vote of at least two-thirds of the non-employee directors of Company at a meeting of the Board.

“Change in Control” has a similar definition as provided in the Performance Incentive Program, discussed above. However, Mr. Cabell’s agreement also provides that a Change in Control will occur if the Company sells more than 50% ownership of Seneca.

“Good Reason” means there is a material diminution in the named executive’s responsibilities, base compensation or budget, or in the responsibilities of the person to whom the named executive is required to report. “Good Reason” also includes a requirement that the named executive relocate to an office outside the United States or more than 30 miles from the location at which the executive performed his services immediately prior to the Change in Control, or any other action or inaction that constitutes a material breach by the Company of the agreement. The Company has a period of 30 days to cure any acts which would otherwise give the executive the right to terminate his employment for Good Reason.

Payment will only be made upon a Change in Control and if the named executive officer is terminated without Cause or officer terminates for Good Reason. The following table represents the estimated Severance benefit payable as a lump sum payment.

Name	Payment ($)	Name	Payment ($)
David F. Smith	4,250,007	Matthew D. Cabell	2,345,596
Ronald J. Tanski	2,922,016	Anna Marie Cellino	1,942,136
David P. Bauer	756,200

Continuation of Health and Welfare Benefits

In addition to the severance payment, the named executive officer will be entitled to participate in the Company’s employee and executive health and welfare benefit plans, excluding any vacation benefits, for eighteen months following termination (or, in the case of Mr. Cabell, until the end of the second calendar year following termination for purposes of any non-health-related benefit) or until the named executive officer becomes eligible for comparable benefits at a subsequent employer. The estimated value of the continuation of health benefits due to a change in control for each of the executive officers is $22,900. This amount was based on 18 months of COBRA rates for the medical, drug and dental benefits.

The following table represents the estimated value of the Post-retirement/Post-termination welfare & fringe benefits, consisting of an allowance for tax preparation and financial planning for all of the named executive officers except for Mr. Cabell and Mrs. Cellino and the annual payment for life insurance under the ExecutiveLife Insurance Plan for Mr. Tanski, Mr. Cabell and Mrs. Cellino.

Name	Amount ($)	Name	Amount ($)
David F. Smith	6,639	Matthew D. Cabell	15,000
Ronald J. Tanski	18,036	Anna Marie Cellino	15,000
David P. Bauer	125

Retirement — Except for Mr. Cabell, if the named executive officer is at least fifty-two years old at the date of termination, the named executive officer will be deemed to have earned and be vested in the retirement benefits that are payable to the named executive officer under the Company retirement plans.

Termination for Cause or the Executive Voluntarily Terminates — If the named executive officer’s employment is terminated for Cause, death, disability, or the named executive officer voluntarily terminates his or her employment other than for Good Reason, the named executive officer will not be entitled to the severance benefit discussed above. The named executive officer (or his or her beneficiary) will be entitled to his or her base salary through the date of termination and to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement between the named executive officer and the Company. The named executive officer will also be entitled to any other benefits provided in the Company’s plans for death or disability.

Non-competition — Unless the named executive officer has elected not to be bound by the non-compete provisions of the Agreement, the Company will make a lump sum payment within 30 days following the named executive officer’s date of termination equal to one times the sum of i.) the named executive officer’s annual base salary and ii.) the average of the annual cash bonus for the previous two fiscal years. The non-compete payment will not be paid to the named executive officer if his or her employment is terminated by reason of death or disability.

In order for the named executive officer to be entitled to the non-compete payment, the named executive officer may not directly or indirectly engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity that is engaged in any activity which is competitive with the business of the Company or its subsidiaries or affiliates in any geographic area in which the Company or its subsidiaries are engaged in competitive business.

The following table represents the estimated non-compete payment payable upon termination following to a Change in Control as compensation for the covenant not to compete for all forms of termination except for death, disability or retirement.

Name	Payment ($)	Name	Payment ($)
David F. Smith	2,135,682	Matthew D. Cabell	1,178,692
Ronald J. Tanski	1,468,350	Anna Marie Cellino	975,948
David P. Bauer	380,000

Life Insurance Premium Agreement for David F. Smith

The Life Insurance Premium Agreement for David F. Smith provides Mr. Smith with an annual payment of $33,000 commencing October 1, 2009 and continuing until the Termination Date (see below). Mr. Smith must document that all payments received were used to make premium payments on life insurance covering Mr. Smith’s life and that life insurance remains in force.

In this context, “Termination Date” means the earliest of Mr. Smith’s death, October 31, 2017, or the date Mr. Smith’s employment is terminated for Cause; and “Cause” means misconduct in respect of

Mr. Smith’s duties that has damaged or is likely to damage the Company, including any endeavor to interfere in the business relations of the Company, to compete with the Company or otherwise engage or assist in any enterprise that is competitive with the Company in any material respect. If the Termination Date occurs before October 1 of any year, the Company is not obligated to make the payment.

National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”)

Mr. Cabell and Mr. Bauer are not participants in the ERP and will not receive any benefit under this plan upon termination. Under the ERP, no benefits will be payable to a named executive officer whose employment is terminated or could have been terminated for serious, willful misconduct in respect of his or her obligations to the Company, including the commission of a felony or a perpetration of a common law fraud damaging to the Company.

In addition, except when a Change in Control has already occurred, rights under the ERP are forfeited if the named executive officer is employed by anyone who engages in a business competitive with the Company; engages, or advises or assists others engaged in such business; endeavors, directly or indirectly, to interfere with the relations between the Company and any customer; or engages in any activity the committee administering the ERP (“ERP Committee”) would deem detrimental to the Company’s best interests, unless the ERP Committee determines that such activity is not detrimental to the best interests of the Company. From and after 60 days following cessation of such activity by the named executive officer and provision of written notice to the ERP Committee, the right to receive benefits under the ERP will be restored, unless the ERP Committee determines that the prior activity caused substantial damage to the Company.

The following table gives the estimated value of the first payment payable under the ERP that would have been due for all forms of termination except for Death or Company terminates for cause.

Name	Payment ($)
David F. Smith	2,519,959
Ronald J. Tanski	1,802,352
Anna Marie Cellino	736,943

The default form of benefit payment to the named executive officers is a four-year certain annuity, therefore, if a payment is shown above, three additional payments of the same amount would be made under the ERP, one in each of the next three years as elected by the executive officer.

If termination is due to death, a reduced payment will be calculated as a straight life annuity payment to the named executive officer’s surviving spouse/beneficiary until his or her death. The first annualized reduced payment would be $431,256 for Mr. Smith, $306,240 for Mr. Tanski and $142,831 for Mrs. Cellino.

Post-Employment Benefits for Matthew D. Cabell

To the extent Matthew D. Cabell is employed by Seneca or another Company subsidiary until and including March 20, 2018, post-employment medical and prescription drug benefits will be provided to Mr. Cabell, subject to the same terms and conditions, including the same monthly cost and with the same levels and types of benefits, as applicable to then-retiring officers of the Company’s utility subsidiary. Mr. Cabell will forfeit these benefits if he resigns before March 20, 2018 or if the Company or one of its subsidiaries terminates his employment at any time.

Summary of Potential Payments Upon Termination or Change in Control

In summary, the following table provides an estimated value of total benefits for each named executive officer if their termination had occurred on September 30, 2011. As disclosed in the table above under the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (ERP), the ERP benefit in the following totals represents the first payment due upon termination.

					Potential Payments Upon Termination
	Potential Payments Upon Termination Other than in				Following a Change in Control or Change
	Connection with a Change in Control				in Board
Executive Benefits and Payments Upon Termination For: (1)	Voluntary Termination $	Retirement $(2)	Death $	Disability $	Company Terminates without Cause and/or Executive Terminates for Good Reason $	Company Terminates for Cause $	Executive Terminates Voluntarily Other than for Good Reason $
David F. Smith	5,116,462	6,694,575	5,994,712	8,150,028	20,906,176	2,332,401	7,252,144
Ronald J. Tanski	3,177,357	4,036,110	3,345,342	4,841,454	13,400,401	1,486,875	4,645,707
David P. Bauer	167,857	N/A	477,541	477,541	2,375,424	380,817	547,857
Matthew D. Cabell	944,641	0	5,290,044	4,048,169	10,680,740	1,190,213	2,123,333
Anna Marie Cellino	1,770,140	2,376,302	2,211,220	2,826,530	8,029,979	1,271,865	2,746,088

(1)

The value of the benefits due upon an “involuntary termination” other than for cause and other than in connection with a Change in Control for Messrs. Smith, Tanski, Bauer and Cabell and Mrs. Cellino are $8,116,415, $4,841,454, $477,541, $5,290,044 and $2,805,332 respectively.

The value of the benefits due upon a “termination for cause” other than in connection with a Change in Control for Messrs. Smith, Tanski, Bauer and Cabell and Mrs. Cellino are $196,719, $18,525, $817, $11,521 and $295,917 respectively.

(2)

“Retirement,” will be “N/A” if the named executive officer was not eligible to retire on September 30, 2011. In that case, the Company would have accrued benefits payable to the named executive officer, which are accrued amounts in the other columns for the different types of terminations.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2012 (“fiscal 2012”). The independent registered public accounting firm will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2012. PricewaterhouseCoopers LLP served as independent registered public accounting firm for fiscal 2011.

A representative of PricewaterhouseCoopers LLP will be attending the Annual Meeting.

The affirmative vote of a majority of the votes cast with respect to the ratification of the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

If the necessary votes are not received, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain PricewaterhouseCoopers LLP or appoint another independent registered public accounting firm, without resubmitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THIS APPOINTMENT.

PROPOSAL 3. NON-BINDING ADVISORY VOTE

APPROVING EXECUTIVE COMPENSATION

You have the opportunity to vote on the say on pay resolution.

This proposal provides stockholders with a vote to approve, or not, the compensation of the Company’s named executive officers. The Company’s executive compensation is described and explained in the Compensation Discussion & Analysis (the “CD&A”) beginning on page 21 of this proxy statement, and in the tabular disclosure starting with the Summary Compensation Table beginning on page 34. This vote is now part of the annual stockholder meetings of essentially all large publicly traded companies in the U.S.

The Company has performed exceedingly well when compared to its peers, despite the recent years’ volatile and uncertain business environment. The following graph compares the yearly cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (“S&P 500 Index”), the PHLX Utility Sector Index and the SIG Oil Exploration & Production Index, for a period of five years commencing September 30, 2006 and ended September 30, 2011. The SIG Oil Exploration & Production Index includes the cumulative total return of 21 exploration and production companies.

The Company’s executive compensation program is designed and implemented by the Compensation Committee, which is comprised entirely of independent directors, in consultation with The Hay Group and Meridian Compensation Partners, LLC (previously known as Hewitt Consulting). The Compensation Committee emphasizes programs that reward executives for results that are consistent with shareholder interests by making awards that either increase in value or only have value if the executive officer remains with the Company for specified time periods, by focusing on short-term and long-term drivers of shareholder value and also by tieing a portion of executive compensation to long-term stock price performance. Important elements of the Company’s executive compensation program are:

•	The Company does not provide tax “gross-ups.”

•	The Company requires executive officers and other officers to meet stock ownership requirements.

•	The Company’s equity incentive plans prohibit the repricing or exchange of equity awards without shareholder approval.

•	The Committee has engaged two independent compensation consultants to assist it in setting compensation.

Before casting your vote on this proposal, please carefully review the CD&A to understand how the Company’s executive compensation is designed and how it compares with other similar companies. The Company believes that its compensation policies and procedures:

•	encourage a culture of pay for performance,

•

are strongly aligned with both the short and long-term interests of the Company’s shareholders, a belief supported by the Company’s total return to shareholders as shown in the above five-year total return chart, and therefore

•	justify a vote by shareholders FOR the say on pay resolution:

“RESOLVED, that the stockholders of the Company do hereby approve the compensation of the Company’s executives named in the Summary Compensation Table of the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, as described in the Compensation Discussion and Analysis, the accompanying compensation tables and the related compensation disclosure contained in the Proxy Statement.”

Consistent with the SEC rules, the vote on this proposal is advisory and is not binding on the Board. The vote on this proposal will not be construed as overruling any decision by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR  THIS PROPOSAL.

PROPOSAL 4. APPROVAL OF THE 2012 ANNUAL AT RISK COMPENSATION INCENTIVE PLAN

Since 1993, a key component of the Company’s executive compensation package has been the performance-based compensation paid in accordance with the Company’s Annual At Risk Compensation Incentive Plan (“AARCIP”). The Company is now seeking the stockholder approval necessary to continue to receive the maximum tax benefit of continuing to pay performance-based compensation under a newly adopted version of the AARCIP, which would govern awards granted commencing with the fiscal year beginning October 1, 2012 and which is summarized below. Approval by the Company’s stockholders of the performance criteria upon which awards may be payable is required at least every five years for the Company’s AARCIP payments to continue to qualify as “performance-based compensation” for the Company’s income tax purposes, as described below.

Background

The Company’s AARCIP was initially established in 1993 and the initial AARCIP or a successor AARCIP has since been approved by stockholders at the 1995, 2000, 2002 and 2007 Annual Meetings. Under each version of the AARCIP, cash awards may be granted to eligible employees that would be payable, if at all, based on the extent of attainment of performance goals over a performance period, all as specified and determined by the Compensation Committee (“At Risk Awards”). The purposes of an At Risk Award are (i) to provide incentives to certain employees of the Company whose contributions are important to the continued success of the Company, and (ii) to enhance the Company’s ability to attract and retain highly qualified persons for the successful conduct of its businesses.

The Company is now asking for approval by the stockholders, at the 2012 Annual Meeting, of the 2012 AARCIP included in this Proxy Statement as Appendix C (the “At Risk Plan”). Under the At Risk Plan, cash would continue to be payable to executives based upon the extent to which specified Performance Goals are attained for a specified performance period, all as established by the Compensation Committee.

The Company could simply pay cash bonuses to its executives based on their performance, without having the bonus program approved by the stockholders. However, for the Company to receive the maximum tax benefit from compensation paid to its executives, stockholder approval of the At Risk Plan is necessary. Section 162(m) of the Internal Revenue Code generally limits to $1 million per officer the amount of compensation paid by a publicly traded company to certain of its officers that may be deducted for federal income tax purposes in any fiscal year. However, that section also creates an exception to the $1 million limit for compensation which constitutes “performance-based compensation,” which is compensation paid as a result of the attainment of pre-established, objective performance criteria. Among other conditions, in order to be “performance-based compensation” the material terms of a performance-based plan like the At Risk Plan (and the previous AARCIPs) must be approved by the Company’s stockholders (with the permissible performance objectives reapproved at least every five years, if the appropriate committee of the board has the discretion to establish the applicable performance targets with respect to the compensation payable under such stockholder approved plan). Consequently, some future executive compensation might not be deductible by the Company unless the At Risk Plan is approved by stockholders at the 2012 Annual Meeting.

Therefore, to maximize the amount of the Company’s future executive compensation that will be deductible by the Company on its federal income tax returns, stockholder approval of the At Risk Plan is being sought at this time. The Board of Directors of the Company has determined that approval of the At Risk Plan by the stockholders is in the best interests of the Company and the stockholders. The affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of the At Risk Plan.

Summary of the At Risk Plan

The following is a summary of the At Risk Plan. A copy of the At Risk Plan is included in this Proxy Statement as Appendix C. The following summary is qualified in its entirety by reference to Appendix C.

At Risk Awards

Under the At Risk Plan, At Risk Awards granted by the Committee entitle each recipient to a cash payment based upon the extent to which performance goals have been attained for a specified performance period. No employee may receive more than one At Risk Award in any fiscal year. An At Risk Award may be granted singly, in combination with or in the alternative to other awards granted under other Company benefit plans.

Administration

The At Risk Plan is administered by the Compensation Committee of the Board, or such other committee designated by the Board (“Committee”). The Committee must consist of at least two members, each of whom is an “outside director” as defined by Section 162(m) of the Internal Revenue Code and the rules, regulations and interpretations promulgated thereunder as amended from time to time (“Code”).

The Committee has full authority to: interpret the At Risk Plan and Section 162(m) of the Code to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; determine and select eligible employees to receive At Risk Awards; determine the terms and conditions of each At Risk Award, including the time at which the At Risk Award is made, the performance period, performance goals, and levels of At Risk Awards to be earned in relation to levels of achievement of the performance goals; determine whether At Risk Awards are to be granted singly, in combination with or in the alternative to other awards under other Company benefit plans; grant waivers of At Risk Plan terms and conditions, provided that such waivers are not inconsistent with Section 162(m) of the Code; and accelerate the vesting, exercise or payment of any At Risk Award or modify the performance period of an At Risk Award but, in each case, only when such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee will also have the authority to grant At Risk Awards in replacement of awards previously granted under the At Risk Plan or awards under any other executive compensation or stock option plan of the Company or a subsidiary. Neither the Committee nor any delegate thereof has the authority to take any action under the At Risk Plan which would result in the imposition of an additional tax under Section 409A of the Code on the employee holding an At Risk Award granted under the At Risk Plan.

Under the At Risk Plan, all determinations of the Committee will be made by a majority of its members, and its determinations will be final, binding and conclusive. The At Risk Plan authorizes the Committee, in its discretion, to delegate its authority and duties under the At Risk Plan with respect to At Risk Awards to the Company’s Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code.

Eligibility for Participation

The employees eligible to receive compensation under the At Risk Plan (“Eligible Employees”) are those employees of the Company or its Subsidiaries who are expected to constitute “covered employees” within the meaning of Section 162(m) of the Code, and any other key management employee selected by the Committee. To date participation in an AARCIP has been limited to the Company’s most senior executive officers. An Eligible Employee who holds an outstanding At Risk Award is referred to as a participant.

Effective Date

Upon approval of the At Risk Plan by the stockholders of the Company at the 2012 Annual Meeting, the At Risk Plan will become effective as of December 8, 2011. However, since awards granted in December 2011, prior to the Annual Meeting, will have been granted under the Company’s AARCIP as last approved by the stockholders in 2007, no At Risk Awards will be made under the At Risk Plan until after the Company’s fiscal year beginning in 2012 commences.

Objective Performance Goals

Under the At Risk Plan, the Committee may establish performance goals for At Risk Awards with reference to one or more of the following objectively defined and non-discretionary business criteria: (i) financial performance measures (e.g., earnings per share, revenues and operating income); (ii) overall operational performance measures (e.g., production measures, total reserve replacement and segment growth); and (iii) targeted operational performance measures (e.g., compliance with or satisfaction of objective health and safety requirements or standards, and improvement in, or attainment of objectives with respect to, certain specified business operations).

The performance goals may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or one of its subsidiaries and/or the past or current performance of other companies. The performance goals may be calculated based on the performance of the Company and/or each subsidiary of the Company and/or a division or other business unit, in each case as shall be specified by the Committee. The Committee may add, as a condition to payment of an At Risk Award, the achievement of such additional goals as it sees fit.

Historically, the At Risk Awards made by the Company have largely been based on the Company’s performance with respect to earnings per share over a performance period of two fiscal years. The At Risk Award payments for the performance period that ended September 30, 2011 were based on a performance period established by the Committee, and are shown in the Summary Compensation Table in the column headed “Non-Equity Incentive Plan Compensation.” When the Compensation Committee sets the performance goals for a specific At Risk Award, it also sets the performance period over which performance will be measured.

Maximum Compensation Payable

The At Risk Plan provides that the maximum aggregate value of any At Risk Award to any Participant in any fiscal year will not exceed the lower of (i) twice that employee’s base salary for that fiscal year, or (ii) two million dollars.

Grant of At Risk Awards

The At Risk Plan provides that At Risk Awards may be made for each of the fiscal years of the Company commencing with fiscal 2012. The At Risk Awards for a fiscal year may be made only within the time allowed under Section 162(m) of the Code.

Payment of At Risk Awards

Under the At Risk Plan, each At Risk Award granted to a participant will entitle such participant to receive a cash payment based on the extent to which the performance goals for a particular performance period are attained, as specified by the Committee in the award notice provided to a participant and certified in writing by the Committee (for example, in approved Committee minutes). Cash payment will be made promptly after such certification.

Termination of Employment, Retirement, or Death of Participant

The At Risk Plan provides that if a participant’s employment with the Company or subsidiary terminates for a reason other than death, disability, retirement, or any other approved reason, all unearned or unpaid At Risk Awards will be canceled or forfeited, unless otherwise provided in the participant’s award notice or the At Risk Plan.

The At Risk Plan provides that if the participant becomes disabled, retires or is terminated for an approved reason during a performance period, his participation in the At Risk Plan will continue to the end of the performance period, and the participant will be paid a percentage of the amount otherwise earned based on the achievement of the applicable performance goals that is proportionate to his period of active service during that performance period.

If the participant dies during a performance period, the participant’s designated beneficiary or estate will be paid an amount proportionate to the period of the participant’s active service during the performance period, based upon the maximum amount that could have been earned with respect to the participant’s outstanding At Risk Awards.

Amendments to At Risk Awards

The At Risk Plan provides that the Committee may at any time unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate. However, any such amendment which is adverse to the participant requires the participant’s consent. The Committee has no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

Amendments to At Risk Plan

Subject to the stockholder approval requirements of Section 162(m), the Committee may, from time to time, amend the At Risk Plan in any manner.

Change in Control and Change in Ownership

Under the At Risk Plan, a “Change in Control” occurs when: (i) a “person” becomes the beneficial owner of 20% or more of voting power of the Company or of the fair market value of all classes of the Company’s outstanding stock; (ii) a merger or consolidation occurs that substantially changes the majority ownership of the surviving company; (iii) substantially all of the assets of the Company are sold, leased, exchanged or transferred; or (iv) members of the “incumbent board” (including directors approved by at least 3/4 of the incumbent board) cease to constitute a majority of the Board. The At Risk Plan defines a “Change in Ownership” as a change which results directly or indirectly in the Company’s common shares ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

If there is a Change in Ownership or if the Company terminates a participant’s employment without cause within three years following a Change in Control, each affected participant will receive a payment with respect to his then-in-effect At Risk Awards as described in this paragraph. Each performance period that has commenced but has not yet ended will be treated as terminating upon the date of the Change in Ownership or Change in Control (the “Acceleration Date”). For each such “current performance period” and each “completed performance period” (a performance period which has ended, but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the performance goals for such period have been attained), it will be assumed that the performance goals have been attained at a level of 100% of each target or the equivalent thereof. If the participant is participating in one or more “current performance periods,” he will be considered to have earned, and therefore to be entitled to receive, a pro-rated portion of each of the At Risk Awards previously granted to him for each such performance period. Such pro-rated portion will be determined by multiplying 100% of the participant’s applicable At Risk Award by a fraction, the numerator of which is the total number of whole and partial years, with each partial year being treated as a whole year, that have elapsed since the beginning of the performance period, and the denominator of which is the total number of years in such performance period. A participant in one or more “completed performance periods” will be considered to have earned and, therefore, to be entitled to receive, 100% of the At Risk Award corresponding to such performance periods.

Noncompetition

Unless the award notice specifies otherwise, a participant shall forfeit all unearned, and/or unpaid At Risk Awards, including At Risk Awards earned but not yet paid, and all interest, if any, accrued on the foregoing if, in the opinion of the Committee, the participant (i) without the written consent of the Company, engages in any manner in any business or activity competitive with the business conducted by the Company or any subsidiary or (ii) performs any act or engages in any activity which is inimical to the best interests of the Company.

Nonassignability

No award under the At Risk Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance. Except as expressly permitted by the At Risk Plan, an award is payable during the participant’s lifetime only to him.

No Right to Continued Employment or Grants

Participation in the At Risk Plan does not give any participant any right to remain in the employ of the Company or any subsidiary. The Company or, in the case of employment with a subsidiary, the subsidiary, reserves the right to terminate any participant at any time. Further, the adoption of the At Risk Plan does not give any person any right to be selected as a participant or to be granted an At Risk Award.

No Right, Title or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under the At Risk Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

Savings Provision

The At Risk Plan is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable as an At Risk Award will constitute qualified “performance-based compensation.” To the extent any provision of the At Risk Plan or any action by the Committee fails to comply, such provision or action will be deemed null and void with respect to the compensation of any participant who is a “covered person” within the meaning of Section 162(m), to the extent permitted by law.

New Plan Benefits Table

Awards in respect of the Company’s 2012 fiscal year were made under the AARCIP as last approved by the stockholders in 2007. No awards will be made under the At Risk Plan until the Company’s fiscal year ending September 30, 2013. However, for information with respect to amounts paid to the Named Executive Officer’s under the Prior At Risk Plan, for the most recently completed fiscal year ending September 30, 2011, see the Summary Compensation Table, Column “Non-Equity Incentive Plan Compensation.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 5. APPROVAL OF THE PERFORMANCE INCENTIVE PROGRAM

Since 2005, a key component of the Company’s executive compensation package has been the performance-based compensation paid in accordance with the Company’s Performance Incentive Program (“Program”). The Program was not previously presented to stockholders for approval, given that it, unlike the AARCIP described above under the heading “Approval of the 2012 Annual At Risk Incentive Compensation Plan,” was intended to apply more broadly than primarily to those officers of the Company subject to the limitations imposed on deductible compensation pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). Section 162(m) generally limits to $1 million per officer the amount of compensation paid by a publicly traded company to certain of its officers that may be deducted for federal income tax purposes in any fiscal year. However, that section also creates an exception to the $1 million limit for compensation which constitutes “performance-based compensation”, which is compensation paid as a result of the attainment of pre-established, objective performance criteria. Among other conditions, in order to be considered “performance-based compensation”, the material terms of a performance-based plan like the Program must be approved by the Company’s stockholders. As the Company can maximize the amount of the compensation payable to its affected officers that is deductible by qualifying amounts payable to such officers under the Program as “performance-based compensation” exempt from the limitations under Section 162(m) of the Code, the Company is now seeking the stockholder approval necessary to so qualify such payments.

Background

The Company’s Program was initially established in 2005 and the Company is seeking stockholder approval of a revised version of the Program for the first time at the 2012 Annual Meeting. Under the Program, cash is payable to eligible employees based on the extent of attainment of performance goals specified in the Program over a performance period selected by the Compensation Committee of the Board of Directors (“Program Awards”). The purposes of a Program Award are: (i) to enable the Company to attract, retain, motivate and reward officers and key employees; (ii) to provide incentives to officers and key employees by providing them with long-term incentive opportunities directly linked to the Company’s performance; and (iii) to further align the interests of officers and key employees with those of the Company’s stockholders.

The Company is now asking for approval by the stockholders, at the 2012 Annual Meeting, of the 2012 Program included in this Proxy Statement as Appendix D (the “2012 Program”). As had previously been the case, the Company could simply pay cash bonuses under the 2012 Program, without presenting the 2012 Program for approval by the stockholders. However, the Company desires to maximize the amount of compensation payable to certain of its executive officers pursuant to the 2012 Program that will be fully deductible by the Company. To achieve this objective, stockholder approval of the 2012 Program is necessary. Because the performance goals under the 2012 Program are fixed by the terms of the 2012 Program, stockholders will not need to reaffirm the applicable performance criteria under the 2012 Program every five years.

The Board of Directors of the Company has determined that approval of the 2012 Program by the stockholders is in the best interests of the Company and the stockholders. The affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required for approval of the 2012 Program.

Summary of the 2012 Performance Incentive Program

The following is a summary of the 2012 Program. A copy of the 2012 Program is included in this Proxy Statement as Appendix D. The following summary is qualified in its entirety by reference to Appendix D.

Program Awards

Under the 2012 Program, Program Awards granted by the Committee (as defined below) entitle each recipient to a cash payment based upon the extent to which formulaic performance goals have been achieved by the Company for a specified performance period.

Administration

The 2012 Program is administered and interpreted by the Compensation Committee of the Board of Directors or such other committee of the Board designated by the Board (the “Committee”). The Committee must consist of at least two members, each of whom must be an “outside director” as defined in Section 162(m) of the Code. The Committee has full authority to determine and select eligible employees to receive awards, establish the target incentive opportunity amounts for each participant, establish the performance period, and certify the achievement of the stated performance objectives. The Committee may delegate its administrative authority under the 2012 Program only to the extent, if any, permitted by Section 162(m) of the Code.

Eligibility for Participation

Officers and key employees selected by the Committee are eligible to participate in the 2012 Program. Thirty-three employees currently participate in the awards granted under the Program for fiscal 2011.

Effective Date

Upon approval by the stockholders, the 2012 Program will become effective as to awards granted on or after the commencement of the Company’s fiscal year that began October 1, 2011.

Performance Periods and Target Incentives

The Committee will establish a dollar denominated target incentive opportunity for each participant that is applicable to a performance period. The Committee will also designate the performance period that will apply to any award made under the 2012 Program.

Objective Performance Goals

Payment of a participant’s Program Award with respect to a performance period will be based upon the Company’s total return on capital during the performance period compared to the total return on capital achieved by members of a peer group during the performance period. Total return on capital will be determined based on the average of the returns on capital for each twelve month period corresponding to each of the Company’s fiscal years during any performance period, using the data reported for that company in the AUS Monthly Utility Reports for the Natural Gas Distribution and Integrated Natural Gas Companies peer group. If the AUS Monthly Utility Reports cease to be available in any performance period, an alternative, similar publication or service designated by the Committee shall be used to determine total return on capital. In comparing the Company’s performance to that of the peer group, the Committee shall adjust the Company’s total return on capital to include the effect of discontinued operations. To the extent reasonably correctible, the Committee shall correct the reported data for a known error in the reporting of the results of the Company.

The amount paid to a participant in respect of a Program Award will be determined by multiplying the target incentive established by the Committee by the Company’s “Percentage of Target Incentive Paid.” The Percentage of Target Incentive Paid will be calculated based on the Company’s “Percentile Ranking,” which in turn will be determined based on the Company’s rank within the peer group, as determined based on reported total return on capital, relative to the number of companies in the peer group for the performance period. Only companies for which data is available for the entire performance period are included in the peer group for purposes of determining the Company’s rank. The following table shows the levels of Percentage of Target Incentive Paid that are expressly established under the 2012 Program, based on specific Percentile Rankings for the Company for a performance period:

Company’s Percentile Ranking	Percentage of Target Incentive Paid
45% or Less	0%
45.01%	50%
60%	100%
75%	150%
100%	200%

As illustrated by the above table, if the Percentile Ranking does not exceed 45%, then the amount paid to a participant will be zero. For a Percentile Ranking between any two of the expressly established rankings listed in the above table, the Percentage of Target Incentive Paid will be determined by mathematical interpolation. Thus, for example, if Company’s Percentile Ranking were 87.5%, the Percentage of Target Incentive Paid would be 175%.

Maximum Compensation Payable

The maximum compensation payable to each participant with respect to a performance period is: $1 million, with respect to a performance period with a length of one year or less; or $3 million, with respect to a performance period with a length of more than one year.

Certification of Performance Achievement

The amount payable with respect to a performance period will be based upon the Company’s Percentile Ranking and Percentage of Target Incentive Paid, as certified in writing by the Committee. Any amounts payable to a participant will be paid in a single lump sum cash payment no later than 2  1/2 months after the end of the calendar year in which the relevant performance period ends.

Payment Following Termination of Employment

If a participant’s employment is terminated for “cause” (as defined in the 2012 Program) prior to payment in respect of any award under the 2012 Program, the participant will forfeit any right to receive any payment in respect of the target incentive for the performance period. If the participant’s employment terminates during a performance period for any reason other than cause, the participant will receive a payment of the target incentive based on actual performance during the complete performance period, pro-rated for the portion of the performance period prior to the participant’s termination of employment.

Payment Following a Change in Control of the Company

If a Change in Control of the Company occurs and a participant is still actively employed as of the date of such Change in Control, the participant will receive a pro-rated payment in respect of each then outstanding Program Award, based on the extent to which the performance objectives have been met as determined using the methodology described in this paragraph. To establish the Percentile Ranking used to determine the applicable Percentage of Target Incentive Paid for purposes of calculating the amount to be payable in respect of a participant’s Target Incentive amount, actual returns on capital reported will be used for the fiscal years during the Performance Period for which Total Return on Capital data is available. However, for fiscal years during the Performance Period for which Total Return on Capital data has not yet been reported, a deemed return on capital equal to the average actual returns on capital for the 36 month period corresponding to the last three fiscal years of the Company for which returns have been reported in the AUS Monthly Utility Reports. The amount determined by multiplying the Target Incentive amount by the Percentage of Target Incentive Paid, calculated using the applicable actual and deemed returns on capital will then be pro-rated to reflect the portion of the Performance Period that occurred prior to the Change in Control. Any amounts payable will be paid to the participants no later than 2  1/2 months after the date of the Change in Control.

Under the 2012 Program, a “Change in Control” occurs when: (i) a “person” becomes the beneficial owner of 20% or more of voting power of the Company or of the fair market value of all classes of the Company’s outstanding stock; (ii) a merger or consolidation occurs that substantially changes the majority ownership of the surviving company; (iii) substantially all of the assets of the Company are sold, leased, exchanged or transferred; or (iv) members of the “incumbent board” (including directors approved by at least 3/4 of the incumbent board) cease to constitute a majority of the Board.

Amendments to 2012 Program

Subject to the stockholder approval requirements of Section 162(m) of the Code, the 2012 Program may be amended, suspended or terminated by the Company at any time upon approval by the Committee. However, no amendment, suspension or termination may adversely affect a participant’s rights with respect to any award previously established, except as otherwise provided in the 2012 Program, and the Committee is not permitted to make any amendment that would cause compensation paid or payable under the 2012 Program to no longer be deductible by the Company for federal income tax purposes.

Miscellaneous

A participant is not permitted to assign, alienate or otherwise transfer any interest in any amount payable in respect of his or her target incentive. The 2012 Program is an unfunded plan and a participant will have only the rights of a general creditor of the Company with respect to the participant’s interest under the 2012 Program. Nothing in the 2012 Program shall interfere with or limit the right of the Company or a subsidiary to terminate any participant’s employment at any time, nor give any participant any right to continued employment with the Company or a subsidiary.

Savings Provision

The 2012 Program is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable as a Program Award will constitute qualified “performance-based compensation.” To the extent any provision of the 2012 Program or any action by the Committee fails to comply, such provision or action will be deemed null and void with respect to the compensation of any participant who is a “covered person” within the meaning of Section 162(m), to the extent permitted by law.

New Plan Benefits Table

For each of the named executive officers and the various indicated groups, the following table shows the amount of performance-based compensation granted, subject to stockholder approval of the 2012 Program for the performance period consisting of the three-year period ending September 30, 2014.

NEW PLAN BENEFITS

Name and Position	Target Program Performance- Based Compensation Granted for FY 2012-14	Maximum Program Performance- Based- Compensation Possible for FY 2012-14
David F. Smith	$800,000	$1,600,000
Chairman of the Board of Directors and Chief Executive Officer
Ronald J. Tanski	$500,000	$1,000,000
President and Chief Operating Officer
David P. Bauer	$140,000	$280,000
Treasurer and Principal Financial Officer
Matthew D. Cabell	$450,000	$900,000
President of Seneca Resources Corporation
Anna Marie Cellino	$240,000	$480,000
President of National Fuel Gas Distribution Corporation
All current executive officers as a group (11 persons)	$2,850,000	$5,700,000
All non-employee directors as a group (0 persons) as of December 31, 2011	$0	$0
All other employees, including all current officers who are not executive officers, as a group	$580,000	$1,160,000

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and/or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than 10% beneficial owners were complied with during fiscal 2011, except as described below.

Director Craig G. Matthews purchased 1,722 shares of Company stock on September 19, 2011 in a single transaction, and reported that purchase on a Form 4 filed with the SEC on September 23, 2011, two days late. Mr. Matthews placed the order by phone with his broker on September 19 and then left on a trip. Communication difficulties delayed both his receipt of the trade confirmation from his broker and his forwarding that information to the Company (which prepares and files the directors’ Form 4).

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company’s directors, principal executive officer, principal financial officer, controller, other officers and employees that is designed to deter wrongdoing and to promote honest and ethical conduct. The text of the code of ethics is available on the Company’s website at www.nationalfuelgas.com. Upon request, the Company will provide to any person without charge a copy of the code of ethics. Requests must be made to the Secretary at the principal offices of the Company.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

Only one copy of this proxy statement and one copy of the Company’s Annual Report for the 2011 fiscal year are being delivered to some multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate proxy card and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate annual report to stockholders and/or a separate proxy statement for the Annual Meeting or future Annual Meetings of Stockholders, or have questions regarding the householding process, may call Broadridge, toll free at 1-800-542-1061. You will need your 12-digit Investor ID number. Simply follow the prompts. You may also write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Promptly upon request, additional copies of the Company’s Annual Report for fiscal 2011 and separate proxy statements for the Annual Meeting will be sent. By contacting Broadridge, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokerage firms and other holders of record have also instituted householding procedures. If your family has one or more “street name” account under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report to Stockholders for fiscal 2011 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding and see the section “Multiple Copies of Proxy Statement” within this proxy statement. These options are available to you at any time.

PROPOSALS OF SECURITY HOLDERS

Proposals that security holders intend to present at the 2013 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 22, 2012, in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Notice of a stockholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, or a notice of a stockholder’s intent to nominate one or more directors, for consideration at the 2013 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company’s principal office between October 10, 2012 and November 8, 2012.

OTHER BUSINESS

The Board of Directors does not know of any business that will be presented for consideration at the Annual Meeting except as set forth above. However, if any other business is properly brought before the Annual Meeting, or any adjournment or postponement thereof, the Proxies will vote in regard thereto according to their discretion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and at the Company’s website at www.nationalfuelgas.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to incorporate by reference the information that it files with the SEC. Incorporation by reference means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and such documents are automatically updated and superseded by this proxy statement. Later information that is filed by the Company with the SEC will automatically update and supersede the information in this document.

BY ORDER OF THE BOARD OF DIRECTORS

PAULA M. CIPRICH

General Counsel and Secretary

January 20, 2012

APPENDIX A TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

A.	Making a Report of Accounting and Auditing Matters

1.

An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.

In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

B.	Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.

Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.

Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.

If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.	No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for

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retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up to and including termination. Any employee making a bad faith report, including a report made for the purpose of harassing or maliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

C.	Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided on a monthly basis for the Chairman of the Audit Committee and shall be provided on a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

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APPENDIX B TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

AMENDED: DECEMBER 9, 2010

The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its shareholders. The Board and management recognize that the long-term interests of shareholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties. To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Board Of Directors

The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

The business and affairs of the Company shall be managed by or under the direction of the Board, acting as a body, in accordance with Section 14A:6-1 of the New Jersey Business Corporation Act. Individual directors shall have no authority to act for or on behalf of the Company without the express authorization of the Board, or as may be provided by law, the Certificate of Incorporation or the By-Laws.

2.	Independent Directors

A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange (NYSE). The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

The Board, with input from the Nominating/Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

The Nominating/Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

The Board is responsible for selecting its members and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/Corporate Governance Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

Stockholders may propose candidates for consideration in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B.

In selecting individuals for nomination, the Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

A director shall normally serve on the Board for a three-year term, except that subject to paragraph 7, a director appointed to fill a vacancy shall stand for election at the next annual meeting of shareholders.

6.	Change in Professional Responsibilities

It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Director Age

As a general guideline, the Board will not nominate an individual to stand for election to the Board by shareholders if at the time of such election the individual will have reached his or her 72nd birthday. The Board shall have the authority to make exceptions to this general guideline on a case-by-case basis.

8.	Board Leadership

A.	Chairman of the Board and Chief Executive Officer

1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the shareholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.	Lead Independent Director

The Lead Independent Director will preside at all meetings of the non-management directors at which he or she is present and all meetings of the independent directors at which he or she is present. The Lead Independent Director will perform such other functions as the Board may direct. The Lead Independent Director is chosen on an annual basis by at least a majority vote of the remaining directors.

C.	Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

9.	Board Committees

A.	Number of Committees

Currently there are five Committees: Executive, Audit, Compensation, Nominating/Corporate Governance, and Financing. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.	Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. In making assignments to the Committees, only independent directors may serve on the Audit Committee, the Compensation Committee, or the Nominating/Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.	Committee Charters and Authority

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law. The Financing Committee may exercise Board authority with respect to specific matters for which the Board has delegated responsibility to it.

Unless delegated to one of the Committees either in the Charter, the Bylaws, a resolution of the Board or a vote of stockholders, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

10.	Board Meetings

A.	Number of Meetings

The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.	Role of the Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall determine the agenda for all Board meetings with the assistance of the Chief Executive Officer. Each director shall be entitled to suggest the inclusion of items on the agenda, with the final determination of the agenda to be made by the Chairman of the Board. The Chairman of the Board shall also determine the timing and length of Board meetings, and the time to be devoted to each topic on the agenda. All procedural matters with respect to the conduct of Board meetings shall be determined by the Chairman of the Board, including whether any individuals other than Board members shall be invited to attend and/or participate in all or any portion of any meetings, and the conditions of such individuals’ attendance and/or participation. In the absence of the Chairman of the Board, the Chief Executive Officer shall exercise all powers and authority conferred herein.

C.	Distribution of Board Materials in Advance

Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.	Non-Management Director Meetings/Independent Director Meetings

The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management. The independent directors will meet in executive session without management at least once per year. The Board shall not take formal actions at meetings of the non-management directors or independent directors, although the participating directors may make recommendations for consideration by the full Board.

11.	Confidentiality

Pursuant to their fiduciary duties, directors are required to protect and hold confidential all non-public information obtained by reason of their directorship position absent the express or implied permission of the Board of Directors to disclose such information or the written agreement of the Company to permit disclosure. No director shall use Confidential Information for his or her own personal benefit or to benefit persons or entities outside the Company. No director shall disclose Confidential Information outside the Company, either during or after his or her service as a director of the Company, except (i) with authorization of the Board of Directors, (ii) as may be permitted by written agreement with the Company, or (iii) as may be otherwise required by law.

“Confidential Information” is all non-public information entrusted to or obtained by a director by reason of his or her position as a director of the Company. It includes, but is not limited to, non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed, such as

•

information about the Company’s financial condition, results of operations, prospects, plans, objectives or strategies, and information relating to mergers and acquisitions, stock splits, stock repurchases, divestitures and other transactions;

•

trade secrets, information or techniques, marketing and research and development information, drilling and exploration data, information concerning customers, suppliers, producers and joint venture partners, payroll and benefits information, current/past employee information, technical and computer/software related information, and legal information;

•	information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and directors.

To promote a free and unfettered exchange of ideas among directors, the directors will treat all discussions and deliberations that take place at Board meetings as confidential unless disclosure of those discussions is otherwise required by law or permitted by written agreement with the Company. No video or electronic recording of Board proceedings shall be made without the consent of the Chairman of the Board and a majority of the Board.

12.	Board and Committee Performance Evaluations

The Board and the Audit, Compensation and Nominating/Corporate Governance Committees will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board, and the members of the Audit, Compensation and Nominating/Corporate Governance Committees will provide assessments of the effectiveness of their respective committees. These evaluations will be submitted to the Nominating/Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

13.	Board Compensation

The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of shareholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

14.	Board Access to Company Officers

Board members will have access to all officers of National Fuel Gas Company. Independent Board members may consult with such officers without senior corporate management present. Members of committees of the Board will also have such access to management as is provided in committee charters or as may otherwise be authorized by the Board. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

15.	Access to Independent Advisors

The Board shall have the power at any time by majority vote to retain independent outside financial, legal or other advisors, at the Company’s expense.

16.	Director Contact with the Company’s Constituencies

Except as otherwise required by NYSE listing standards or applicable law, or as authorized by the Board, communications with parties external to the Company (including but not limited to shareholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

17.	Director Orientation and Continuing Education

All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

18.	Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or Bylaws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

EXHIBIT A

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

DIRECTOR QUALIFICATION GUIDELINES

The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge and leadership.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a.) willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare for Board and Committee meetings by reviewing the material supplied before each meeting;

b.) commitment to attend a minimum of 75% of meetings;

c.) ability and willingness to represent the stockholders’ long and short-term interests;

d.) awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.) willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

10. In order to qualify for election as a director, a nominee must be a shareholder of the Company.

EXHIBIT B

TO

NATIONAL FUEL GAS COMPANY

CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

1. The Nominating/Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will —

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)

there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board.

7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the annual meeting is changed more than 30 days from the date corresponding to the date of the prior year’s annual meeting, then a stockholder’s communication must be received not later than the close of business on the tenth day following the date on which notice of the meeting is given by the Company (or, if earlier, by the tenth day following public disclosure of the new date of the annual meeting). The communication must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under applicable SEC regulations, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection, the Committee will evaluate candidates proposed by stockholders owning at least five percent (5%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group on the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

APPENDIX C TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY

2012 ANNUAL AT RISK COMPENSATION INCENTIVE PLAN

1.	Definitions

As used with respect to At Risk Awards, the following terms shall have the following meanings:

(a) “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to an Eligible Employee who is eligible for treatment under Section 8 hereof on account of the termination of his employment following a Change in Control, the date on which such termination occurs.

(b) “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award in addition to the terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

(c) “At Risk Award” means an award granted by the Committee to a Participant under this Plan, and entitling the Participant to a cash payment based upon the extent to which specified Performance Goals are attained for a specified Performance Period, pursuant to such terms and conditions as the Committee may establish in an Award Notice. No Eligible Employee may receive more than one At Risk Award under this Plan in any fiscal year. In no event will the maximum value of any At Risk Award to any Eligible Employee in any fiscal year exceed the lower of (i) twice that employee’s base salary for that fiscal year (as in effect at the date the Award Notice is provided to the Participant), or (ii) two million dollars. An At Risk Award may be granted singly, in combination with or in the alternative to other Awards granted under any Company benefit plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the willful and continued failure by a Participant to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Participant in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

(f) “Change in Control” shall be deemed to have occurred at such time as:

(i)

any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock; or

(ii)

consummation of any consolidation or merger immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or of the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) that represents at least 50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger; or

(iii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv)

individuals who constitute the Board on January 1, 2012 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 2012 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

(g) “Change in Ownership” means a change which results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

(h) “Code” means the Internal Revenue Code of 1986, and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

(i) “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board as authorized to administer this Plan with respect to At Risk Awards. The Committee shall consist of not less than two members, each of whom shall be “outside directors” as defined by Section 162(m) of the Code and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means National Fuel Gas Company.

(l) “Eligible Employee” means those employees of the Company or its Subsidiaries who are expected to constitute “covered employees” within the meaning of Section 162(m) of the Code for the applicable fiscal year(s), and any other officer or employee of the Company or its Subsidiaries to whom an At Risk Award has been granted by the Committee.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Good Reason” means a good faith determination made by a Participant that there has been any (i) material change by the Company of the Participant’s functions, duties or responsibilities which change could cause the Participant’s position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions, (ii) assignment or reassignment by the Company of the Participant without the Participant’s consent, to another place of employment more than 30 miles from the Participant’s current place of employment, or (iii) reduction in the Participant’s total compensation or benefits or any component thereof, provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time within six months after the occurrence of such event.

(o) “Participant” means any individual who is holding an At Risk Award granted by the Committee under this Plan.

(p) “Performance Period” means the period established by the Committee in the Award Notice, for measurement of the extent to which a Performance Goal has been satisfied.

(q) “Performance Goal” means the performance objectives established by the Committee for each Eligible Employee who receives an At Risk Award based on one or more of the following objectively defined and non-discretionary business criteria:

(i)	financial performance measures, including earnings per share, revenues operating income, net profit, EBITDA, budget achievement and improvement in, or attainment of, expense levels;

(ii)

overall operational performance measures, including production measures, total reserve replacement, segment growth, and compliance with or satisfaction of objective environmental or customer service measures; and

(iii)

targeted operational performance measures, including compliance with or satisfaction of objective health and safety requirements or standards, and improvement in, or attainment of objectives with respect to, (A) meter reading, (B) employee relations, (C) investor relations, (D) transportation and storage revenue, (E) fuel consumption and lost and unaccounted for gas, (F) achievement of objective governmental low income energy assistance program participation measures, and (G) compliance with applicable laws, regulations and professional standards, including the Sarbanes-Oxley Act.

Each of the foregoing performance objectives may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or its subsidiaries and/or the past or current performance of other companies, and shall be calculated with respect to the Company and/or each subsidiary of the Company and/or such division or other business unit as may be selected by the Committee. The Committee may add, as an additional condition to payment of any At Risk Award, the achievement of other, additional goals as it sees fit.

(r) “Plan” means this National Fuel Gas Company 2012 Annual At Risk Compensation Incentive Plan, as amended from time to time. Any reference in this Plan to a Section number refers to that portion of this Plan.

(s) “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more.

2.	Administration

With respect to At Risk Awards the Committee is given full authority to (a) make reasonable, good faith interpretations of this Plan and of Section 162(m) of the Code, to the extent not addressed by regulation, proposed regulation or publicly available interpretation of the Internal Revenue Service; (b) determine who shall be Eligible Employees and select Eligible Employees to receive At Risk Awards; (c) determine all the other terms and conditions of an At Risk Award, including the time or times of making At Risk Awards to Eligible Employees, the Performance Period, Performance Goals, and levels of At Risk Awards to be earned in relation to levels of achievement of the Performance Goals, and such other measures as may be necessary or desirable to achieve the purposes of this Plan; (d) determine whether At Risk Awards are to be granted singly, in combination with or in the alternative to other Awards under any other Company benefit plans; (e) grant waivers of Plan terms and conditions, provided that any such waiver shall not be inconsistent with Section 162(m) of the Code; and (f) accelerate the vesting, exercise or payment of any At Risk Award or modify the Performance Period of an At Risk Award when any such action would not cause compensation paid or payable under such At Risk Award to cease to be deductible by the Company for federal income tax purposes. The Committee shall also have the authority to grant At Risk Awards in replacement of Awards previously granted under this Plan or awards under any other executive compensation or stock option plan of the Company or a Subsidiary.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan with respect to At Risk Awards to the Company’s Chief Executive Officer or to other senior officers of the Company, but only to the extent, if any, permitted by Section 162(m) of the Code and notwithstanding any other provision of this Plan or an Award Notice, under such conditions as the Committee may establish. For the avoidance of doubt, neither the Committee nor any delegate thereof shall take any action under this Plan, including without limitation pursuant to this Section 2 or Sections 6 or 7, which would result in the imposition of an additional tax under Section 409A of the Code on the Eligible Employee holding an At Risk Award granted hereunder.

3.	Grant of At Risk Awards

At Risk Awards may be made to any Eligible Employee for each fiscal year, or any portion thereof, of the Company commencing with the fiscal year beginning October 1, 2012; provided, however, that At Risk Awards for a fiscal year may only be made within the time allowed under Section 162(m) of the Code, applicable to such fiscal year. At Risk Awards are made by means of an Award Notice, which shall specify a Participant’s Performance Goals for a particular Performance Period.

4.	Payment of at Risk Awards

Each At Risk Award granted to a Participant shall entitle such Participant to receive a cash payment based upon the extent to which the Committee has certified attainment of the Participant’s Performance Goals for the Performance Period. Payment of earned At Risk Awards shall be made in cash promptly after such certification, but in no event later than 2  1/2 months after the end of the calendar year in which the relevant Performance Period ends. The Company shall be entitled to deduct from any payment under this Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment.

5.	Termination of Employment, Retirement, or Death of Participant

(a) General Rule. If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or an approved reason, all unearned or unpaid At Risk Awards shall be canceled or forfeited as the case may be, unless otherwise provided in this Section or in the Eligible Employee’s Award Notice. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his death, disability, retirement, or termination for an approved reason.

(b) In the event of the disability, retirement or termination for an approved reason of a Participant during a Performance Period, his participation shall be deemed to continue to the end of the Performance Period, with the right of such Participant to receive payment of an At Risk Award remaining subject to and based upon the extent to which such Participant’s Performance Goals for such Performance Period are attained. The amount payable to a Participant in such circumstances shall be equal to the product of the amount earned, if any, according to the terms of the At Risk Award, multiplied by a fraction (the “Pro-Rata Fraction”), the numerator of which is the Participant’s actual period of service during that Performance Period and the denominator is the total Performance Period.

(c) In the event of the death of a Participant during a Performance Period, the Participant’s designated beneficiary (or if none, then the Participant’s estate) shall be paid an amount equal to the maximum amount which could have been earned under the At Risk Award (regardless of the actual achievement of the Participant’s Performance Goals) multiplied by the Pro-Rata Fraction.

6.	Amendments to at Risk Awards

The Committee may, at any time, unilaterally amend any unearned or unpaid At Risk Award, including At Risk Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant’s consent; and provided further, however, that the Committee shall have no authority to make any amendment which would cause compensation paid or payable under the At Risk Award to cease to be deductible by the Company for federal income tax purposes.

7.	Amendment to Plan

Subject to the shareholder approval requirements of Section 162(m) of the Code, the Committee may, from time to time, amend this Plan in any manner.

8.	Change in Control and Change in Ownership

(a) Background. All Participants shall be eligible for the treatment afforded by this Section 8 if there is a Change in Ownership or if their employment terminates within three years following a Change in Control, unless the termination is due to (i) death; (ii) disability entitling the Participant to benefits under his employer’s long-term disability plan; (iii) Cause; or (iv) resignation by the Participant other than for Good Reason.

(b) Vesting. If a Participant is eligible for treatment under this Section 8, the provisions of this Section shall determine the manner in which such At Risk Award shall be paid to him. For purposes of making such payment, each “current performance period” (defined to mean a Performance Period which period has commenced but not yet ended), shall be treated as terminating upon the Acceleration Date, and for each such “current performance period” and each “completed performance period” (defined to mean a Performance Period which has ended but for which the Committee has not, on the Acceleration Date, made a determination as to whether and to what degree the Performance Goals for such period have been attained), it shall be assumed that the Performance Goals have been attained at a level of 100% or the equivalent thereof. If the Participant is participating in one or more “current performance periods,” he shall be considered to have earned and, therefore, to be entitled to receive, a prorated portion of the At Risk Awards previously granted to him for each such Performance Period. Such prorated portion shall be determined by multiplying 100% of the At Risk Award granted to the Participant by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the Performance Period to the Acceleration Date, and the denominator of which is the total number of years in such Performance Period. A Participant in one or more “completed performance periods” shall be considered to have earned and, therefore, be entitled to receive 100% of the At Risk Awards previously granted to him during each Performance Period.

(c) Payment of Awards. If a Participant is eligible for treatment under this Section 8, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 60 days after the Acceleration Date, for all outstanding At Risk Awards.

(d) Miscellaneous. Upon a Change in Control or a Change in Ownership, (i) the provisions of Sections 5 and 9 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in (a) above; and (ii) no action shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any At Risk Award granted prior to the Change in Control or Change in Ownership.

(e) Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

9.	Noncompetition Provision

Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unearned and/or unpaid At Risk Awards, including At Risk Awards earned but not yet paid, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

10.	Nonassignability

No Award under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a domestic relations court order), assignment, pledge, or encumbrance. Following an approved transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as provided in the next sentence, the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 5 shall continue to be applied with reference to the original Participant and following the termination of employment of the original Participant, the transferred Award shall be payable to the transferee only to the extent, and for the periods specified in Section 5, that the original Participant could have received payment of such Award. Except as expressly permitted by this Section, an Award shall be payable during the Participant’s lifetime only to him.

11.	No Right to Continued Employment or Grants

Participation in this Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be granted an Award.

12.	No Right, Title or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

13.	Savings Provision

This Plan is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable hereunder shall constitute qualified “performance-based compensation” thereunder. To the extent any provision of this Plan or any action by the Committee fails to so comply, it shall be deemed null and void with respect to the compensation of any Participant who is a “covered person” within the meaning of Section 162(m), to the extent permitted by law.

14.	Effective Date

Upon approval by the shareholders of the Company as required by Section 162(m) of the Code, this Plan shall become effective as of December 8, 2011.

APPENDIX D TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY 2012 PERFORMANCE INCENTIVE PROGRAM

NATIONAL FUEL GAS COMPANY (the “Company”) hereby adopts this NATIONAL FUEL GAS COMPANY 2012 PERFORMANCE INCENTIVE PROGRAM (the “Program”) as of this 8th day of December 2011, in accordance with the terms provided herein.

Section 1. Incentive Program Purpose. The purpose of the Program is to enable the Company and its majority-owned subsidiaries (the “Subsidiaries”) to attract, retain, motivate and reward officers and key employees by providing them with long-term incentive opportunities directly linked to the Company’s performance with respect to certain strategic objectives of the Company, which are also intended to further align their interests with those of the Company’s shareholders.

Section 2. Eligibility. The Compensation Committee of the Board of Directors or such other committee that the Board of Directors may designate from time to time (the “Committee”) shall designate the persons eligible to participate in the Program (each, a “Participant”) from among the officers and employees of the Company and its Subsidiaries.

Section 3. Performance Periods and Target Incentives. With respect to each Participant, the Committee shall establish a dollar denominated target incentive opportunity (the “Target Incentive”) applicable to such Participant with respect to each performance period (“Performance Period)” established by the Committee. In the event that an employee is selected as a Participant after the commencement of any Performance Period (including by reason of having first been hired after the commencement of the Performance Period), the Committee shall determine the basis on which such person shall be permitted to participate in the Program for such Performance Period (including, but not limited to, whether the Participant’s Target Incentive will be pro-rated to reflect his or her eligibility for only a portion of the Performance Period); provided, however, that the Committee shall only approve such person’s participation to the extent that the terms of such participation comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 and the rules, regulations and interpretations promulgated thereunder, as amended from time to time (the “Code”).

Section 4. Performance Objective, Percentage of Target Incentive Paid and Percentile Ranking.

(a) Establishment of Performance Objective. The performance objective (“Performance Objective”) upon which any payment under the Program shall be conditioned shall be the Company’s Total Return on Capital (as defined below) over the Performance Period relative to the Total Return on Capital of other companies in the Peer Group (as defined below) for the Performance Period. “Total Return on Capital” for the Company or any member of the Peer Group shall mean the average of the returns on capital for each twelve month period corresponding to each of the Company’s fiscal years during any Performance Period, based on the data reported for that company in the AUS Monthly Utility Reports or, if the AUS Monthly Utility Reports ceases to be available, such alternative, similar publication or service as the Committee shall designate (the “Monthly Utility Reports”) for the Natural Gas Distribution and Integrated Natural Gas Companies peer group for which data is available for the entire Performance Period (the “Peer Group”). Notwithstanding the foregoing, in comparing the Company’s performance to that of the Peer Group, the Committee shall adjust the Company’s Total Return on Capital to include the effect of discontinued operations. To the extent reasonably correctible, the Committee shall correct the reported data for a known error in the reporting of the results of the Company.

(b) Determination of Amount Payable in Respect of Performance Period. Subject to the Committee’s discretion to reduce the amount payable to any Participant based on such factors as the Committee shall determine with respect to each Performance Period, including but not limited to the Participant’s individual performance, the amount that shall be payable to each Participant shall be equal to the product of the Participant’s Target Incentive and the Percentage of Target Incentive Paid. The “Percentage of

Target Incentive Paid” shall be determined based on achievement of the following performance thresholds:

(i)	if the Company’s Percentile Ranking (as defined in Section 4(c) below) relative to the Peer Group does not exceed 45%, then the Percentage of Target Incentive Paid shall equal zero;

(ii)	if the Percentile Ranking is 45.01%, then the Percentage of Target Incentive Paid shall equal 50%;

(iii)	if the Percentile Ranking is 60%, then the Percentage of Target Incentive Paid shall equal 100%;

(iv)	if the Percentile Ranking is 75%, then the Percentage of Target Incentive Paid shall equal 150%; and

(v)	if the Percentile Ranking is 100%, then the Percentage of Target Incentive Paid shall equal 200%.

For a Percentile Ranking between two established performance levels, the Percentage of Target Incentive Paid will be determined by mathematical interpolation. The Committee shall certify the determination of the Percentile Ranking and the corresponding achievement of the Performance Objectives prior to any payment under the Program.

(c) Determination of Percentile Ranking in Respect of Performance Period. The “Percentile Ranking” shall mean the percentage determined by dividing (A) the remainder of (i) the Company’s rank within the Peer Group for the Performance Period (measured lowest to highest) based on its Total Return on Capital for such Performance Period minus (ii) one (1), by (B) the number of companies (excluding the Company) in the Peer Group for that Performance Period. For purposes of determining the Percentile Ranking, if the Company’s Total Return on Capital for a Performance Period equals that of another company in the Peer Group, the Company shall be ranked ahead of such other company.

(d) Maximum Amount Payable in Respect of Performance Period. Notwithstanding the preceding provisions of this Section 4, in no event may the maximum amount payable to any Participant with respect to his or her Target Incentive for any single Performance Period exceed (i) one million dollars, with respect to a Performance Period with a length of one year or less, or (ii) three million dollars with respect to a Performance Period with a length of more than one year.

Section 5. Payment of Cash. Except as provided in Section 6, any amount determined to be payable to a Participant in respect of any Performance Period pursuant to Section 4 shall be paid to the Participant (or, where applicable, the Participant’s beneficiary or legal representative) in a single lump sum cash amount not later than 2 1/2 months after the end of the calendar year in which the relevant Performance Period ends.

Section 6. Employment Conditions to Payment.

(a) Full Award Requires Service for Entire Performance Period. To be entitled to payment in full of any amount payable in respect of any Target Incentive, a Participant must be in the continuous employ of the Company or a Subsidiary from the date he or she is selected as a Participant through the last day of the applicable Performance Period. Except as provided in Section 6(b), if a Participant’s employment terminates for any reason during a Performance Period (including, but not limited to, the Participant’s voluntary resignation), such Participant shall be entitled to receive payment of the amount, if any, determined pursuant to Section 6(c).

(b) Cause. If a Participant’s employment is terminated for “Cause” at any time prior to payment of any amount in respect of any Target Incentive under Sections 4 and 5, such Participant shall forfeit any right to receive any payment in respect of his or her Target Incentive for that Performance Period (regardless of whether the Performance Period shall have been completed and an amount would otherwise have been payable to the Participant in respect of his or her Target Incentive). For purposes of this Program, the term “Cause” means (i) the Participant’s failure to follow or comply with a reasonable and lawful written directive of the Board of Directors or Chief Executive Officer of the Company (the “CEO”), (ii) the Participant’s failure to perform the substantial responsibilities of his or her position, (iii) any act of dishonesty, gross negligence, or misconduct by the Participant, including any violation of a material Company policy or breach of fiduciary duty owed by the Participant to the Company (even if no harm results from such act), (iv) the Participant’s conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or the Participant’s willful violation of any law, rule or regulation, or (v) the Participant engages in, or is interested in, (as owner, partner, shareholder, employee, director, agent, consultant or otherwise), any business which is a “Competitor” of the Company. “Competitor” of the Company is any corporation, sole proprietorship, partnership, joint venture, syndicate, trust or any other form of organization or parent, subsidiary or division of any of the foregoing, which is engaged in the transportation, purchase, brokering, marketing or trading of natural gas or other energy products or services which are competitive to the Company’s products or services, any of which is engaged in within 50 miles of the geographic area in which the Company is engaged in such competitive business, provided that a present or future investment in the securities of companies listed on a national securities exchange or traded on the over-the-counter market to the extent such investments do not exceed 2% of the total outstanding shares of such company will not constitute engagement or interest in a “Competitor.”

(c) Termination for Any Other Reason. Subject to the last sentence of this Section 6(c), if a Participant’s employment terminates during a Performance Period for any reason other than Cause, the amount payable to the Participant in respect of the Participant’s Target Incentive for any Performance Period shall be equal to the product of (x) the amount that would have been payable in respect of the Participant’s Target Incentive had such Participant been employed for the entire Performance Period (as determined in accordance with Section 4 based on the Committee’s certification of the achievement of the Performance Objective for the Performance Period) multiplied by (y) the Participant’s Pro-Rata Fraction. With respect to any Participant, the “Pro-Rata Fraction” is a fraction, the numerator of which is the number of days in the Performance Period completed prior to and including the date of Participant’s termination of employment, and the denominator of which is the total number of days in the Performance Period. To the extent a Participant becomes entitled to receive any payment as provided in this Section 6(c), such payment shall be made not later than 2  1/2 months after the end of the calendar year in which the relevant Performance Period ends. Any payment to a Participant pursuant to this Section 6(c) shall be subject to such terms and conditions (including, but not limited to, the execution of a release and/or certain restrictive covenants in favor of the Company) as the CEO shall determine not later than the date of such Participant’s termination of employment.

Section 7. Change in Control. Notwithstanding anything else in the Program to the contrary, in the event of a Change in Control, the rights of each Participant to receive payment in respect of any outstanding Target Incentive shall be determined in accordance with this Section 7. If a Change in Control occurs, the Total Return on Capital for each company in the Peer Group (including the Company) shall mean the average of the returns on capital or deemed returns on capital, as applicable, related to each fiscal year of the Company during the Performance Period, determined as follows:

(i)

with respect to any fiscal year of the Company during the Performance Period that, as of the date of the Change in Control, the return on capital for the period corresponding to the entire fiscal year has been reported in the Monthly Utility Reports, the actual returns reported for such period;

(ii)

with respect to any fiscal year of the Company during the Performance Period that, as of the date of the Change in Control, the return on capital for the period corresponding to the entire fiscal year has not been reported in the Monthly Utility Reports, a deemed return on capital equal to the average actual returns on capital reported for the 36 month period corresponding to the last three fiscal years of the Company for which returns have been reported in the Monthly Utility Reports.

The amount payable to each Participant for each open Performance Period shall be the product of (A) the amount that would have been payable to the Participant in respect of the Target Incentive applying the provisions of Section 4, but using the Total Return on Capital as determined for the Company and the

Peer Group pursuant to this Section 7, and (B) a fraction, the numerator of which is the number of days in the Performance Period completed prior to, and including, the Change in Control and the denominator of which is the total number of days in the Performance Period. Any amount payable pursuant to this Section 8 shall be paid to the participant in a single lump sum cash payment as soon as practicable but in no event later than 2  1/2 months after the date of the Change in Control.

For purposes of this Program, a “Change in Control” shall be deemed to have occurred at such time:

(i)

any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock; or

(ii)

consummation of any consolidation or merger immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or of the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) that represents at least 50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger; or

(iii)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv)

individuals who constitute the Board on January 1, 2012 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to January 1, 2012 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

Section 8. Responsibilities of the Committee. The Committee shall administer and interpret the Program, including making the certification required under Section 4(b). The Committee shall consist of not less that two members, each of whom shall be “outside directors” as defined by Section 162(m) of the Code. Any determination made by the Committee under the Program shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Program and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Program, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Committee shall be liable for any action or determination made in good faith under the Program or with respect to any Target Incentive awarded or amount payable in respect thereof. The Committee may delegate any or all of its administrative authority hereunder (except with respect to the participation by the CEO) to the CEO, any other officer or employee of the Company or an outside party, but only to the extent, if any, permitted by Section 162(m) of the Code.

Section 9. Nonassignment. A Participant shall not be permitted to assign, alienate or otherwise transfer any interest in any amount payable in respect of his or her Target Incentive, and any attempt to do so shall be void. A Participant’s interests under this Program shall not be subject to garnishment or execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized. This Program shall be an unfunded plan and a Participant shall have only the rights of a general creditor of the Company with respect to such Participant’s interest under this Program.

Section 10. Impact on Benefit Plans. Payments under the Program shall not be considered as earnings for purposes of any of the Company’s employee benefit plans, programs or arrangements, including, but not limited to, its qualified retirement plans or non-qualified retirement plans or for any other retirement or benefit plan, unless specifically provided for and defined under such plans subsequent to the date this Program was adopted. Any employee’s participation in the Program and receipt of any payment in respect of any Target Incentive is expressly made contingent upon the employee’s acceptance of the limitation set forth in the preceding sentence. Nothing herein shall prevent the Company from maintaining additional compensation plans and arrangements, provided however that no payments shall be made under such plans and arrangements if the effect thereof would be the payment of compensation otherwise payable under this Program regardless of whether the Performance Objective was attained.

Section 11. Successors. The obligation of the Company under the Program shall be binding upon the successors and assigns of the Company.

Section 12. Applicable Law. This Program shall be governed by and construed under the laws of the State of New York without regard to its conflict of law provisions.

Section 13. Severability. In the event that any one or more of the provisions of this Program shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14. Tax Withholding. The Company shall have the power to withhold from any amount payable hereunder an amount sufficient to satisfy federal, state and local or non-U.S. withholding tax requirements on any amount payable under this Program.

Section 15. No Voluntary Election to Defer. Unless and to the extent expressly permitted by the Committee on such terms and conditions as it shall deem necessary or appropriate, no amount payable under the Program may be electively deferred by a Participant past the date as of which such amount would otherwise be paid hereunder. Notwithstanding the foregoing, the Company may defer payment of any amount payable in respect of any Target Incentive if and to the extent such payment would, if made at the time otherwise required under the Program, not be deductible by the Company or any Subsidiary by reason of Section 162(m) of the Code. Notwithstanding anything in this Program to the contrary, any deferral of payment permitted or required in accordance with this Section 15 shall at all times comply with the applicable provisions of Section 409A of the Code and all determinations with respect thereto shall be made in a manner intended to avoid the imposition on any Participant of the additional taxes set forth in such Section 409A.

Section 16. No Guarantee of Employment. Nothing in this Program shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.

Section 17. Headings. The descriptive headings of the Sections of this Program are inserted for convenience of reference only and shall not constitute a part of this Program. Except when otherwise indicated by the context, the singular shall be read and interpreted as the plural (when appropriate), and the plural shall include the singular.

Section 18. Amendment or Termination of this Program. Subject to the shareholder approval requirements of Section 162(m) of the Code, this Program may be amended, suspended or terminated by the Company at any time upon approval by the Committee. Notwithstanding the foregoing, no amendment, suspension or termination shall adversely affect a Participant’s rights with respect to any Target Incentive previously established, except as provided herein, and the Committee shall have no authority to make any amendment which would cause compensation paid or payable under the Program to cease to be deductible by the Company for federal income tax purposes.

Section 19. Savings Provision. This Program is intended to comply with all the applicable conditions of Section 162(m) of the Code, so that compensation paid or payable hereunder shall constitute qualified “performance-based compensation” thereunder. To the extent any provision of this Program or any action by the Committee fails to so comply, it shall be deemed null and void with respect to the compensation of any Participant who is a “covered person” within the meaning of Section 162(m), to the extent permitted by law.

Section 20. Effective Date. Upon approval by the shareholders of the Company as required by Section 162(m) of the Code, this Program shall become effective as to awards granted on or after the commencement of the Company’s fiscal year that began October 1, 2011.

NATIONAL FUEL GAS COMPANY 6363 MAIN STREET WILLIAMSVILLE, NY 14221

PROXY VOTING INSTRUCTIONS

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up through March 7, 2012. Have your proxy card in hand.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by March 7, 2012) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up through March 7, 2012. Have your proxy card in hand when you access the web site.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce your Company’s costs of mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

FOR EMPLOYEE BENEFIT PLAN VOTES:

Please note, all votes must be received by 11:59 p.m., Eastern Time on March 5, 2012.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 P.M. Eastern Time on March 7, 2012 for all votes other than employee plan votes.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39886-P18983                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL FUEL GAS COMPANY The Board of Directors recommends a vote FOR the Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

PROPOSAL 1: ELECTION OF DIRECTORS		☐	☐	☐
01) Philip C. Ackerman
02) R. Don Cash
03) Stephen E. Ewing

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5							For	Against	Abstain
PROPOSAL 2. Vote to ratify PricewaterhouseCoopers LLP as our registered public accounting firm.							☐	☐	☐
PROPOSAL 3. Advisory vote to approve compensation of executives.							☐	☐	☐
PROPOSAL 4. Vote to approve the 2012 Annual At Risk Compensation Incentive Plan.							☐	☐	☐
PROPOSAL 5. Vote to approve the 2012 Performance Incentive Program.							☐	☐	☐
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 5.
For address changes and/or comments please check this box and write them on the back where indicated.				☐
Will attend meeting.		☐	☐
		Yes	No

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2011 Annual Report to Stockholders are available at http://proxy.nationalfuelgas.com.

M39887-P18983

PROXY NATIONAL FUEL GAS COMPANY Annual Meeting of Stockholders - March 8, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints D.F. Smith and P.M. Ciprich, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of National Fuel Gas Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held March 8, 2012 or at any adjournment or postponement thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules; and (v) all matters incident to the conduct of the meeting. This proxy may be revoked with the Secretary of the meeting as described in the Proxy Statement.

Employee Benefit Plans. This card also provides voting instructions for shares held in the National Fuel Gas Company Employee Stock Ownership Plan and the National Fuel Gas Company Tax-Deferred Savings Plans. If you are a participant in any of these plans and have shares of the Common Stock of the Company allocated to your account under these plans, please read the following authorization to the Trustee of those plans as to the voting of such shares.

Trustee’s Authorization. The undersigned on the reverse side of this card authorizes and instructs Vanguard Fiduciary Trust Company as Trustee of the National Fuel Gas Company Tax Deferred Savings Plans and the National Fuel Gas Company Employee Stock Ownership Plan to vote all shares of the Common Stock of the Company allocated to the undersigned’s account under such plan(s) (as shown on the reverse side) at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions on the reverse side. All shares of Company stock for which the Trustee has not received timely directions shall be voted or exercised by the Trustee in the same proportion as the shares of Company Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. You may revoke your instructions by notice to the Trustee as described in the enclosed Proxy Statement.

This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.

Incomplete Directions and Instructions. If this card is returned signed but without directions marked for one or more items, regarding the unmarked items, you are instructing the Trustee and granting the Proxies discretion to vote FOR items 1, 2, 3, 4 and 5.

This proxy may be revoked by notice to the Secretary of the meeting as described in the Proxy Statement.

THIS PROXY/VOTING CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY TELEPHONE, INTERNET OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)